                                                                    Exhibit 10.3


                              AMENDED AND RESTATED

                                  PROJECT AND
                          APPROVED SUPPLIER AGREEMENT

                                August 15, 1997

                                     among

                           EINSTEIN/NOAH BAGEL CORP.,


                       HARLAN BAGEL SUPPLY COMPANY, LLC,


                             HARLAN BAKERIES, INC.,


                                 HAL P. HARLAN,

                                 HUGH P. HARLAN

                                      and

                                 DOUG H. HARLAN

                              AMENDED AND RESTATED
                                  PROJECT AND
                          APPROVED SUPPLIER AGREEMENT


     This amended and restated agreement (the "Agreement") is made and entered into as of this 15th day of August, 1997 by and among Einstein/Noah Bagel Corp., a Delaware corporation ("ENBC"), Harlan Bagel Supply Company, LLC, an Indiana limited liability company (the "Supplier"), Harlan Bakeries, Inc., an Indiana corporation ("Harlan"), Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan. The Supplier and Harlan are herein sometimes collectively referred to as the "Harlan Companies", and Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan are herein sometimes collectively referred to as the "Harlans."

                                    Recitals
                                    --------

     ENBC, directly and through its wholly-owned subsidiaries, owns and operates retail bagel stores, and ENBC has also granted franchise rights to own and operate retail bagel stores under trademarks owned by ENBC and its subsidiaries and using ENBC's system. The Supplier previously entered into a Project and Approved Supplier Agreement with ENBC dated as of May 24, 1996 (the "Prior Project Agreement") pursuant to which ENBC designated Supplier as an approved supplier of ENBC to supply frozen bagel dough products to ENBC and its subsidiaries and franchisees. Concurrent with the closing of the transactions contemplated by the Prior Project Agreement, (i) the Supplier entered into a lease agreement with Harlan, pursuant to which the Supplier agreed to lease from Harlan a production facility constructed by Harlan adjacent to Harlan's existing production facility in Avon, Indiana, (ii) ENBC purchased from Harlan and the Supplier certain production equipment, and contract rights to acquire certain production equipment, owned by them, which production equipment comprises the bagel line currently operated by the Supplier; and (iii) ENBC and the Supplier entered into a lease agreement pursuant to which ENBC leased the production equipment comprising the bagel line to the Supplier. The Supplier and ENBC desire: (x) ENBC to purchase from the Supplier and Harlan certain additional production equipment used by the Supplier in the operation of the bagel line and lease same to the Supplier, (y) the Supplier to install in the Production Facility an additional bagel line for the production of raw, frozen bagel dough products for the dedicated use by ENBC, ENBC Subsidiaries and ENBC Franchisees, and (z) ENBC to lease to the Supplier the production equipment for the additional bagel line. In order to facilitate the installation and leasing of the additional bagel line and to amend, restate, replace and substitute in full the obligations under the Prior Project Agreement, the parties desire to enter into this Agreement.

                                   Covenants
                                   ---------

     In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Article 1.0  Definitions

     1.1 As used herein the following terms shall have the meanings given them below:

     "Accounting Period" shall mean one of twelve (12) periods of four or five consecutive weeks in each fiscal year of the Supplier during the Term that is designated by the Supplier as an accounting period.

     "Additional Original Bagel Line Equipment" shall have the same meaning ascribed to it in Section 2.1.1.

     "Additional Original Bagel Line Equipment Financing" shall mean the purchase by ENBC of the Additional Original Bagel Line Equipment for the Additional Original Bagel Line Equipment Purchase Price.

     "Additional Original Bagel Line Equipment Purchase Price" shall mean $1,000,000.

     "Authorized Recipients" shall have the meaning ascribed to it in Section
6.3.

     "Bagel Equipment" shall mean all of the equipment included in the Bagel Lines and all other equipment required for the operation of the Bagel Lines.

     "Bagel Lines" shall mean the Original Bagel Line and the Second Bagel Line.

     "Closing" shall have the meaning ascribed to it in Section 2.1.

     "ENBC Allocated Charges" shall mean those costs of ENBC charged to the Supplier as described in Section 7.7.

     "ENBC Franchisee" shall mean a franchisee of ENBC.

     "ENBC Subsidiary" shall mean a subsidiary of ENBC.

     "Encumbrances" shall mean liens, mortgages, pledges, charges, encumbrances, assessments, restrictions, covenants, easements or title defects of any nature whatsoever.

     "Equipment Financing" shall mean the lease of up to $13,446,000 of Bagel Equipment comprising the Bagel Lines by ENBC to the Supplier pursuant to the Equipment Lease (which Equipment Lease shall result in all of the costs and expenses, including all financing costs, incurred by ENBC in connection with the lease of the Bagel Equipment being passed through to the Supplier).

     "Equipment Financing Cost" shall mean operating lease rentals and/or interest and principal amortization from all equipment financing.

     "Equipment Lease" shall mean that certain Lease Agreement dated August 27, 1996 between the Supplier and ENBC.

     "Equipment Financing Documents" shall mean the Equipment Lease, together with all other agreements, instruments and documents contemplated by such agreement.

     "Financing Documents" shall mean the Equipment Financing Documents and the Working Capital Financing Documents.

     "Formulations" shall have the meaning ascribed to it in Section 6.5.

     "Lease" shall mean that certain Lease Agreement dated August 27, 1996 between Harlan and the Supplier.

     "Leasehold Premises" shall have the meaning ascribed to it in Section 3.6.

     "Materials Cost" shall mean the Supplier's cost of ingredients and packaging used in manufacturing the Products during each Quarterly Period, determined in the manner set forth in Exhibit A hereto. For this purpose, ingredients shall include corn meal used in manufacturing the Products.

     "Mortgage" shall mean the existing mortgage loan on the land and buildings owned by Harlan, consisting of the Production Facility and the facility adjacent thereto, made by the Mortgage Holders.

     "Mortgage Holders" shall mean LaSalle National Bank and KeyBank National Association.

     "Occupancy Cost" shall mean building rental expense, real estate taxes, utilities, maintenance and repair and property casualty insurance.

     "Option Agreement" shall mean that certain Option Agreement dated August 27, 1996 among ENBC, the Supplier and the Harlans.

     "Original Bagel Line" shall mean the operating Winkler bagel line owned by ENBC and leased to and operated by the Supplier, together with the other components of the bagel production line installed in the Production Facility, including without limitation mixers, bagel cooking unit, proofer, retarder, blast freezer and packaging equipment.

     "Original Bagel Line Equipment" shall mean the production and other equipment comprising the Original Bagel Line, including the Additional Original Bagel Line Equipment.

     "Procedures" shall have the meaning ascribed to it in Section 6.5.

     "Production Facility" shall mean Harlan's 75,000 square foot production facility in Avon, Indiana as described in the Lease.

     "Products" shall mean frozen bagel dough products.

     "Proprietary Information" shall have the meaning ascribed to it in Article 12.0.

     "Quarterly Period" shall mean the first three Accounting Periods of the Supplier during each fiscal year of the Supplier during the Term and each subsequent period of three Accounting Periods thereafter during said fiscal year.

     "Second Bagel Line" shall mean the Winkler bagel line that is being purchased by the Supplier (or by ENBC pursuant to Section 8.1 hereof), together with the other components of the bagel production line that is to be installed by the Supplier in the Production Facility, including without limitation mixers, bagel cooking unit, components for the proofer, components for the retarder, modifications to the blast freezer and packaging equipment.

     "Second Bagel Line Capital Budget" shall mean the capital budget attached hereto as Exhibit F.

     "Specifications" shall have the meaning ascribed to it in Section 6.5.

     "Term" shall mean the period commencing on the date hereof and continuing until the date this Agreement expires or is terminated pursuant to Article 13.0 hereof.

     "Title Policy" shall mean that certain Leasehold Loan Policy dated August 30, 1996 issued by Chicago Title Insurance Company (Policy No. 15-0140-109-0000001).

     "Working Capital Financing" shall mean the loan by the Working Capital Lenders to the Supplier.

     "Working Capital Financing Documents" shall mean the revolving credit agreement between the Working Capital Lenders and the Supplier, together with all other agreements, instruments and documents contemplated by such agreement.

     "Working Capital Lenders" shall mean LaSalle National Bank and KeyBank National Association.

Article 2.0 The Closing; Conditions to Closing; Covenants Pending Closing; Termination Prior to Closing

     2.1 On the terms and subject to the conditions set forth in this Agreement, the parties agree to close the transactions contemplated by this Agreement, including the Additional Original Bagel Line Equipment Financing, at the offices of ENBC, within three business days after the satisfaction of the conditions set forth in Sections 2.2 and 2.3 hereof (the "Closing"). At the Closing:

          2.1.1 The Supplier and Harlan shall execute and deliver to ENBC an Assignment and Bill of Sale, in the form of Exhibit B hereto, pursuant to which ENBC shall acquire from the Supplier and Harlan all production and other equipment that has been purchased by the Supplier or Harlan for use in the Original Bagel Line that has not previously been purchased by ENBC and leased to the Supplier pursuant to the Equipment Lease (the "Additional Original Bagel Line Equipment").

          2.1.2 ENBC and the Supplier shall execute and deliver a closing statement evidencing the payment of certain amounts owed by the Supplier to ENBC and certain amounts owed by ENBC to the Supplier, including the Additional Original Bagel Line Equipment Purchase Price, certain receivables owed between the parties, and the Equipment Lease payment due to ENBC on or about July 14, 1997. ENBC or the Supplier, as applicable, shall remit to the other the net amount owed, all as evidenced by the closing statement.

          2.1.3 ENBC shall execute and deliver to the Supplier, and the Supplier shall execute and deliver to ENBC, (a) amended and restated Schedule No. 1 to the Equipment Lease in the form set forth as Exhibit C hereto, pursuant to which ENBC shall lease to the Supplier the Original Bagel Line Equipment for a term expiring on April 16, 2005, and (b) the amendment to lease agreement in the form set forth as Exhibit G hereto.

          2.1.4 ENBC shall execute and deliver to the Supplier, and the Supplier shall execute and deliver to ENBC, the Amended and Restated Option Agreement in the form set forth as Exhibit D hereto.

          2.1.5 The Working Capital Lenders and the Mortgage Holders shall deliver a consent to the transactions contemplated by this Agreement, which consent shall reaffirm all of the rights and obligations of the parties under each of the agreements and other documents previously executed and/or delivered in connection with the closing of the transactions contemplated by the Prior Project Agreement in August 1996.

          2.1.6 The Harlan Companies shall deliver a copy of the Lease to ENBC, together with a written certification of an authorized officer or member of each of the Harlan Companies certifying that (a) said copy is true, correct and complete, and (b) no default has occurred thereunder.

          2.1.7 The Supplier shall deliver to ENBC (a) a certificate of existence of the Supplier from the State of Indiana, certified as of a date no earlier than 10 days prior to the Closing by the Secretary of State of Indiana, and (b) resolutions of the board of managers of the Supplier approving the execution and delivery by the Supplier of this Agreement, and the other agreements contemplated hereby, and the performance of the other transactions contemplated hereby, certified by the secretary of the Supplier.

          2.1.8 Harlan shall deliver to ENBC (a) a certificate of existence from the State of Indiana, certified as of a date no earlier than 10 days prior to the Closing by the Secretary of State of Indiana, and (b) resolutions of the board of directors of Harlan approving the execution and delivery by Harlan of this Agreement and the other agreements contemplated hereby, and the performance of the other transactions contemplated hereby, certified as of the date of the Closing by the secretary of Harlan.

          2.1.9 Henderson, Daily, Withrow and DeVoe shall deliver to ENBC its legal opinion in a form substantially similar to the opinion delivered in connection with the closing of the Prior Project Agreement in August, 1996.

          2.1.10 The Harlan Companies shall deliver to ENBC certificates of insurance that satisfy the requirements of Section 11.5 hereof.

          2.1.11 ENBC shall deliver to the Harlan Companies (a) a good standing certificate from the State of Delaware, certified as of the date of the Closing by the Secretary of State of Delaware, and (b) a resolution of the board of directors of ENBC approving the execution and delivery by ENBC of this Agreement and the performance of the other transactions contemplated hereby, certified as of the date of the Closing by the secretary or assistant secretary of ENBC.

     2.2 The obligation of ENBC to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

          2.2.1 The representations and warranties of the Harlan Companies contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made at and as of that time. The Harlan Companies and the Harlans shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing. The Harlan Companies and the Harlans shall have delivered to ENBC a certificate, dated as of the date of the Closing and signed by each of them, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

          2.2.2 Each of the agreements and other instruments and documents required by Section 2.1 hereof to be executed and delivered by persons other than ENBC shall have been executed and delivered.

          2.2.3 There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate this Agreement or any transaction contemplated hereby.

     2.3 The obligations of the Harlans and the Harlan Companies to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

          2.3.1 The representations and warranties of ENBC contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made at and as of that time. ENBC shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. ENBC shall have delivered to the Harlans and the Harlan Companies a certificate, dated as of the date of the Closing and signed by an officer of ENBC, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

          2.3.2 Each of the agreements and other instruments and documents required by Section 2.1 hereof to be executed and delivered by persons other than the Harlans and the Harlan Companies shall have been executed and delivered.

          2.3.3 There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate this Agreement or any transaction contemplated hereby.

     2.4 Each of the parties hereto agrees to use reasonable best efforts to cause to be satisfied as soon as practicable all of the conditions to the Closing set forth in Sections 2.2 and 2.3 hereof that are in the control of such party.

Article 3.0  Representations and Warranties of the Harlan Companies

     In order to induce ENBC to enter into this Agreement and to perform its obligations hereunder, the Harlan Companies jointly and severally represent and warrant to ENBC that:

     3.1 Each of the Harlan Companies is duly organized and validly existing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each of the Harlan Companies.

     3.2 This Agreement has been duly executed and delivered by each of the Harlan Companies and is a valid and binding obligation of each of them, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Harlan Companies nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of its organizational documents, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against either of the Harlan Companies or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against either of the Harlan Companies or the assets and properties of either of them, except pursuant to the Working Capital Financing Documents and the Mortgage. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other governmental authority is required in connection with the execution and delivery of this Agreement by the Harlan Companies and the consummation by them of the transactions contemplated hereby, except for such of the foregoing as are identified in Schedule 3.8 hereto, all of which have been obtained, and except for documents the Harlan Companies have executed and which are to be recorded pursuant to the Financing Documents.

     3.3 Schedule 3.3 hereto accurately and completely sets forth, with respect to each of the Harlan Companies: (a) the number of shares of each class of its capital stock or other units of equity interest which are issued and outstanding and (b) the name and address of, and the number of shares of each class of capital stock or other units of equity interest owned by, each of its shareholders or other equity owners. All voting rights in each of the Harlan Companies are vested exclusively in its shares of capital stock, in the case of Harlan, and in units of equity interest, in the case of the Supplier, and other than shareholder agreements or operating agreements which have been provided to ENBC (the "Shareholder Agreements"), there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or other units of equity interest of either of the Harlan Companies. Except pursuant to the Shareholder Agreements and the right of first refusal granted to ENBC pursuant to that certain Right of First Refusal Agreement dated as of August 27, 1996 among ENBC and the Harlans, there are no outstanding warrants, options or rights of any kind to acquire from either of the Harlan Companies, or from the shareholders or other equity owners of either of the Harlan Companies, any shares of capital stock or other units of equity interest of either of the Harlan Companies, and neither of the Harlan Companies has any obligation to acquire any of its issued and outstanding shares of capital stock or other units of equity interest from any holder thereof.

     3.4 Set forth in Schedule 3.4 are the following financial statements of the Harlan Companies:

          3.4.1 balance sheets of (a) Harlan at December 31, 1995 and December 31, 1996; and (b) the Supplier at December 31, 1996; and

          3.4.2 statements of operations and cash flow of (a) Harlan for the years ended December 31, 1995 and December 31, 1996; and (b) the Supplier for the partial year ended December 31, 1996.

Such financial statements present fairly in all material respects the financial position of each of the Harlan Companies covered thereby at said balance sheet dates and the results of operations and cash flows of each of the Harlan Companies for each of the said periods covered, and they have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The balance sheet of Harlan at December 31, 1996 is herein sometimes referred to as the "Harlan Balance Sheet," and the balance sheet of the Supplier at December 31, 1996 is herein sometimes referred to as the "Supplier Balance Sheet."

     3.5 Neither of the Harlan Companies has any liabilities or obligations, accrued, absolute, contingent or otherwise, except: (a) to the extent reflected or taken into account in determining net worth in the Harlan Balance Sheet or the Supplier Balance Sheet and not heretofore paid or discharged; (b) contractual obligations of the Harlan Companies incurred in the ordinary course of business; (c) liabilities of the Harlan Companies incurred in the ordinary course of business since the date of the Harlan Balance Sheet and the Supplier Balance Sheet; (d) obligations of the Harlan Companies under this Agreement and the other documents now or hereafter executed in connection therewith, and (e) obligations of the Harlan Companies under contracts identified in Schedule 3.9.

     3.6 The premises covered by the Lease (the "Leasehold Premises"): (a) have direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the reasonably anticipated transportation requirements of the Supplier's business to be conducted at the Leasehold Premises; and (b) are served by all utilities, including but not limited to water, electricity, natural gas, sewer and telephone, in such quantity and quality as are sufficient to satisfy the reasonably anticipated production levels and business activities of the Supplier's business to be conducted at the Leasehold Premises. Neither of the Harlan Companies has received notice of: (a) any condemnation proceeding with respect to any portion of the Leasehold Premises, and, to the best of their knowledge, no proceeding is contemplated by any governmental authority; or (b) any special assessment which may affect the Leasehold Premises and to the best of their knowledge, no such special assessment is contemplated by any governmental authority.

     3.7 The Supplier has good and marketable title to all of its assets and properties, free and clear of all Encumbrances, except as set forth in the Financing Documents or the Title Policy or on Schedule 3.7 hereto. The Additional Original Bagel Line Equipment constitutes all of the equipment owned by the Harlan Companies and used by the Supplier in operating the Original Bagel Line which is not presently owned by ENBC, and that, upon full execution of the Assignment and Bill of Sale by the Harlan Companies with respect to the Additional Original Bagel Line Equipment, ENBC shall own all of the equipment comprising or otherwise used in the operation of the Original Bagel Line.

     3.8 The Harlan Companies possess all licenses and other required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of either of the Harlan Companies. All such licenses, approvals, permits and authorizations are in full force and effect, the Harlan Companies are in material compliance with their requirements, and no proceeding is pending or to the best of the knowledge of the Harlan Companies, threatened to revoke or amend any of them. Schedule 3.8 hereto contains an accurate and complete list of all such licenses, approvals, permits and authorizations. None of such licenses, approvals, permits and authorizations are or will be impaired or in any way affected by the execution and delivery of this

Agreement or the Schedule to the Equipment Lease or the consummation of the transactions contemplated hereby.

     3.9 Schedule 3.9 hereto accurately and completely lists each contract to which either of the Harlan Companies is a party related to the construction of the Production Facility, and each contract to which either of the Harlan Companies is a party related to the acquisition of equipment for use in the Production Facility. None of such contracts has been further amended or modified and each of them is in full force and effect. Neither of the Harlan Companies is in breach of or default under any of such contracts, and no event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any such contract. Neither of the Harlan Companies is aware of any breach of or default under any such contract by the other party thereto.

     3.10 Except as set forth on Schedule 3.10 hereto, there are no actions, suits, claims, governmental investigations or arbitration proceedings ("Actions") pending or, to the best of the knowledge of the Harlan Companies, threatened against or affecting either of the Harlan Companies or any of their assets or properties and, to the best of the knowledge of the Harlan Companies, there is no basis for any of the foregoing. Except for Harlan's settlement agreement with the West Central Conservancy District, there are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which either of the Harlan Companies is or was a party.

     3.11 Each of the Harlan Companies is in material compliance with all laws, regulations and orders applicable to it, its assets, properties and business. Neither of the Harlan Companies has received notification of any asserted past or present failure to comply with any laws, and to the best of their knowledge, no proceeding with respect to any such violation is contemplated.

     3.12

          3.12.1 Neither of the Harlan Companies has transported, stored, treated or disposed, nor has either of them allowed or arranged for any third parties to transport, store, treat or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has either of them performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations. Neither of the Harlan Companies has disposed, or allowed or arranged for any third parties to dispose, of Hazardous Substances or other waste upon the Leasehold Premises, except as permitted by law. For purposes of this Section 3.12.1, the term "Hazardous Substances" shall have the meaning given it in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601, et seq.), as amended, and the regulations promulgated pursuant thereto ("CERCLA"), or any similar state law.

          3.12.2 Since the acquisition of the Leasehold Premises, Harlan has not permitted to occur, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of the Leasehold Premises, except that the parties acknowledge that Harlan discharges wastewater into the sewage treatment plant of the West Central Conservancy District. For purposes of this
     Section 3.12.2, the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

          3.12.3 Neither of the Harlan Companies has transported or disposed, nor has it allowed or arranged for any third parties to transport or dispose, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law: (a) has been placed on the National Priorities List or its state equivalent, or (b) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither of the Harlan Companies has received notice, or has any knowledge of any facts which could give rise to any notice, that either of the Harlan Companies is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Neither of the Harlan Companies has submitted nor was either of them required to submit any notice pursuant to
     Section 103(c) of CERCLA with respect to the real estate that is covered by the Lease. Neither of the Harlan Companies has received any written or oral request for information in connection with any federal or state environmental cleanup site. Neither of the Harlan Companies has undertaken (or been requested to undertake) any response or remedial actions or clean-up action of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

          3.12.4 Neither of the Harlan Companies uses, or has used, any Underground Storage Tanks, and, except as set forth in Schedule 3.12 hereto, the Harlan Companies are not aware of any Underground Storage Tanks previously or currently on or under the Leasehold Premises. For purposes of this Section 3.12.4, the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

          3.12.5 Schedule 3.12 hereto identifies (a) all environmental audits, assessments or occupational health studies relating to the assets, properties or business of either of the Harlan Companies undertaken by governmental agencies or either of the Harlan Companies or their agents;
     (b) the results of any ground, water, soil, air or asbestos monitoring undertaken with respect to the Leasehold Premises, except for tests of sewage discharge, which are summarized in Schedule 3.12; (c) all written communications between either of the Harlan Companies and any environmental agencies within the past three years; and (d) all citations issued to either of the Harlan Companies within the past three years under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

Article 4.0  Representations and Warranties of ENBC

     In order to induce the Harlan Companies to enter into this Agreement and to perform their obligations hereunder, ENBC represents and warrants to the Harlan Companies that:

     4.1 ENBC is duly organized and legally existing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ENBC.

     4.2 This Agreement has been duly executed and delivered by ENBC and is a valid and binding obligation of ENBC, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by ENBC nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the certificate of incorporation of bylaws of ENBC or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against ENBC; or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against ENBC. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by ENBC and the consummation of the transactions contemplated hereby.

     4.3 There are no Actions pending or, to the best of the knowledge of ENBC, threatened against or affecting ENBC or any of its assets or properties which Actions are related to this Agreement or ENBC's obligations hereunder and, to the best of the knowledge of ENBC, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which ENBC is or was a party related to this Agreement or ENBC's obligations under this Agreement.

     4.4 ENBC is in material compliance with all laws, regulations and orders applicable to its performance under this Agreement. ENBC has received no notification of any asserted past or present failure to comply with any such laws, and to the best of its knowledge, no proceeding with respect to any such violation is contemplated.

Article 5.0  Certain Covenants of the Harlan Companies

     5.1 The Supplier will complete the acquisition of the Bagel Equipment and the installation of the Second Bagel Line, as further provided in this Article
5.0 and Article 8.0 hereof, and subject to the approval of ENBC, with such changes therein as may be reasonably requested by ENBC. The Supplier agrees to consult with such representatives and consultants as

ENBC may engage, to the extent requested by ENBC during the installation of the Second Bagel Line.

     5.2 The Supplier will cause the Second Bagel Line to be installed and ready for testing on or about January 7, 1998 and operational by January 24, 1998, subject to events beyond the reasonable control of the Supplier.

     5.3 The Harlan Companies agree that the use of any portion of the Production Facility or the Bagel Lines for production of any products for persons other than ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients shall be subject to ENBC's prior written approval, which shall not be unreasonably withheld; provided that ENBC hereby consents to the Harlan Companies' use of the Production Facility in the manner identified on Schedule
5.3 hereto. The parties agree that it shall not be unreasonable for ENBC's approval to be subject to (i) ENBC being satisfied that Proprietary Information of ENBC will not be subject to a risk of unauthorized use or disclosure by reason of such use of the Production Facility, (ii) ENBC being satisfied that such use of the Production Facility will not interfere with or otherwise adversely effect the use of the Production Facility to produce Products under this Agreement, (iii) adjustment of the Toll Charge on terms mutually acceptable to ENBC and Harlan, to permit sharing of the benefits of leveraging Occupancy Cost, and (iv) adjustment of the manner in which the Shortfall Amount and the Excess Amount are calculated pursuant to Section 7.5 hereof, on mutually acceptable terms.

     5.4 Commencing on the date hereof, and continuing until the later of any exercise of the option by ENBC pursuant to the Option Agreement or the termination or expiration of this Agreement, the Harlan Companies agree to deliver to ENBC the financial statements required to be provided to the Mortgage Holders and Working Capital Lenders under their respective credit agreements with said Mortgage Holders and Working Capital Lenders as in effect on the date hereof (whether or not such credit agreements hereafter remain in effect or are amended or modified), together with any copies of any amendments or modifications to such credit agreements promptly upon their becoming effective.

Article 6.0 Designation of the Supplier as an Approved Supplier; Purchase and Sale of the Products

     6.1 ENBC hereby designates the Supplier as an approved supplier of Products to ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients (as hereinafter defined). On the terms and subject to the conditions set forth herein, and during the Term hereof, the Supplier agrees to sell to ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients Products produced by the Supplier at the Production Facility.

     6.2 The Harlan Companies jointly and severally agree that during the Term, and for a period of one year thereafter, none of the Harlan Companies or any Affiliate of the Harlan Companies shall, without the prior written consent of ENBC, produce any bagels or bagel dough for sale or distribution to any specialty bagel retail establishment (which shall be defined for this purpose as any retail establishment (including any retail delicatessen and any doughnut shop or other specialty bakery store but excluding delicatessens located in supermarkets, convenience stores or grocery stores that do not use a brand name of a specialty bagel retailer) that derives a significant amount of its revenue from the sale of bagels and bagel-related products). In addition, the Harlan Companies jointly and severally agree that during the Term, none of the Harlan Companies or any Affiliate of the Harlan Companies shall enter into any agreement to produce pre-proofed raw frozen bagels for Maplehurst Bakeries, Inc. ("Maplehurst") or any Affiliate of Maplehurst unless Maplehurst has agreed in writing that the restrictions set forth in Section 3.1 of the supply agreement dated as of August 2, 1994 between Harlan and Maplehurst do not apply to the supply of Products by the Harlan Companies under this Agreement or the Short-Term Supply Agreement. For purposes of this Section 6.2, an "Affiliate" shall mean any person or entity that controls or is controlled by, or is under common control with, such person, and the term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

     6.3 Notwithstanding any other provision of this Agreement to the contrary, ENBC may at any time arrange upon reasonable notice to the Supplier for the Products to be sold to ENBC, ENBC Subsidiaries and ENBC Franchisees through one or more subsidiaries, affiliates, joint ventures, area developers, franchisees, vendors, processors or other persons ("Authorized Recipients") or for the Products otherwise to be sold directly to such other Authorized Recipients, subject to the Supplier's right to be reasonably satisfied as to the creditworthiness of any Authorized Recipients. In such event (a) orders may be placed with the Supplier by such Authorized Recipients, rather than by ENBC, ENBC Subsidiaries or ENBC Franchisees, and the obligation to pay for the Products delivered to any Authorized Recipient shall be solely that of the Authorized Recipient and not the obligation of ENBC or any ENBC Subsidiary or ENBC Franchisee, (b) the provisions of this Article governing the purchase and sale of the Products shall continue to govern the purchase and sale of such Products, (c) the provisions of Article 7.0 shall govern the pricing of the Products to Authorized Recipient, and (d) the product warranties in Article 9.0, the covenants in Sections 10.1 and 10.2, and the indemnification and insurance provisions in Article 11.0 shall be made for the benefit of ENBC or the ENBC Subsidiary or ENBC Franchisee that ultimately purchases the Products, as well as for the benefit of the Authorized Recipient. The Supplier may cease the supply of Products to ENBC or any ENBC Subsidiary, ENBC Franchisee or Authorized Recipient, as the case may be, if any balance owed to the Supplier by such entity is not paid within 30 days after it has become due. ENBC will cooperate with Supplier to resolve any disputes with ENBC Subsidiaries, ENBC Franchisees or Authorized Recipients.

     6.4 ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients shall notify the Supplier from time to time of the quantity of Products they wish to purchase from the Supplier by placing purchase orders with the Supplier. Each order shall be filled by the Supplier within seven days after the Supplier's receipt of the order. During the term hereof, the Supplier shall sell to ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients the Products ordered by them, up to a maximum aggregate of (a) 2,630,880 dozen bagels per Accounting Period which consists of four weeks, and (b) 3,288,600 dozen bagels per Accounting

Period which consists of five weeks. ENBC agrees to use reasonable best efforts to provide the Supplier, at the beginning of each Accounting Period, with rolling good faith estimates of the volume of Products it expects to be ordered from the Supplier under this Section 6.4 in such Accounting Period and the two succeeding Accounting Periods, but such estimates shall be used for planning purposes only and shall not be deemed orders or otherwise create any commitment whatsoever on the part of ENBC.

     6.5 The Products shall be produced (a) using such formulations as ENBC shall specify from time to time in writing (the "Formulations"), (b) in accordance with such size, weight and other specifications as ENBC shall establish from time to time in writing (the "Specifications"), and (c) in accordance with such manufacturing procedures as ENBC shall specify from time to time in writing (the "Procedures"), including the Formulations, Specifications and Procedures set forth in the Schedule of Formulations, Specifications and Procedures delivered concurrently with the execution and delivery of this Agreement. The Formulations, Specifications and Procedures that are not specified in writing as of the date hereof shall be committed to writing by ENBC as soon as reasonably practicable and shall be in such form as ENBC deems appropriate to minimize disclosure of Proprietary Information (as defined in Section 12.1), and the Supplier agrees that it shall not analyze or reverse engineer any such Formulations, Specifications and Procedures or any ingredients supplied for use therein. All Formulations, Specifications and Procedures are subject to change upon reasonable written notice from ENBC to the Supplier at any time, except that (x) the Supplier shall have such time as may be reasonably necessary for the Supplier to implement such changed Formulations, Specifications and Procedures in its production of the Products, and (y) certain changes in Formulations, Specifications and Procedures may result in an adjustment to the Toll Charge, as provided in Section 7.4. All Formulations, Specifications and Procedures shall be owned exclusively by ENBC but the Supplier shall have a royalty-free nonexclusive license, without the right to grant sublicenses, to use such Formulations, Specifications and Procedures solely to produce Products for sale to ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients under this Agreement.

     6.6 ENBC shall have the right to have one or more of its employees or representatives who are engaged in ENBC's product development present at the Production Facility at any time that the Supplier is producing the Products and all such individuals will comply with the Supplier's established policies and procedures applicable to similarly situated employees and will be bound by the confidentiality provisions of Article 12.0 hereof.

     6.7 The Products shall be packaged using such packaging materials and labeling as shall be determined by ENBC. The Supplier agrees to maintain an inventory of such packaging materials and labels which shall be consistent with the quantity of Products estimated in the rolling good faith estimates made by ENBC pursuant to Section 6.4 above or as otherwise reasonably directed by ENBC. All trademarks, trade names and trade dress appearing on or in packaging and labeling shall be the exclusive property of ENBC but the Supplier shall have a royalty-free nonexclusive license, without the right to grant sublicenses, to use such trademarks and trade dress solely to package and label the Products manufactured in accordance with the provisions of this Agreement for sale to ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients under this Agreement.

     6.8 ENBC shall be responsible for arranging for the procurement of ingredients and raw materials used to produce the Products on standard vendor terms and, at ENBC's option, ENBC may supply any ingredients or raw materials directly to the Supplier (with ENBC, at its option, owning such ingredients or raw materials).

     6.9 Products supplied hereunder shall be shipped F.O.B. the Production Facility, and ownership and risk of loss with respect to the Products supplied hereunder shall pass to ENBC or the ENBC Subsidiary, ENBC Franchisee or Authorized Recipient when delivered to a carrier at the F.O.B. point.

     6.10 Payment terms shall be (a) net 15 days, together with interest at a rate of 12% per annum from the date any amounts are past due or (b) such other terms as are mutually agreed by the Supplier, on the one hand, and any of the ENBC Subsidiaries or ENBC Franchisees or Authorized Recipients that purchase Products from the Supplier, on the other hand. In no event shall ENBC be construed as a guarantor of payment (or any other obligation) of any ENBC Franchisee or Authorized Recipient, but ENBC will be responsible for any obligation of any ENBC Subsidiaries.

Article 7.0  Pricing

     7.1 The Products shall be sold to ENBC, ENBC Subsidiaries, ENBC Franchisees and Authorized Recipients at the Materials Cost plus the Loss Factor, plus a toll charge per bagel (the "Toll Charge"). The Toll Charge will
be [   ]* per bagel from the date hereof through June 30, 1998 and [   ]* per
bagel from July 1, 1998 through the balance of the Term hereof. The Toll Charge shall be subject to adjustment as provided in Sections 7.3, 7.4, 7.5 and 7.7
hereof. The Loss Factor will be equal to [    ]* multiplied by the Materials
Cost.

     7.2 The Materials Cost shall be determined based upon a Statement of Materials Cost for each Accounting Period which shall be prepared by the Supplier in accordance with the provisions of Exhibit A. The Materials Cost shall be redetermined as of the end of each Accounting Period during the Term as set forth in Section 7.2 hereof and the prices based upon such redetermination shall take effect beginning with products shipped on or after the first business day of the Accounting Period following the redetermination. Each Statement of Materials Cost shall be delivered to ENBC within ten business days after the end of the Accounting Period to which it relates and shall include the information required by Exhibit A. Within 90 days after the end of each calendar year during the Term, the Supplier shall cause to be delivered the Statement of Materials Cost for the last Accounting Period in each of the Quarterly Periods during which this Agreement was in effect during such calendar year, accompanied by a report of Ernst & Young, or such other independent accountants as the Supplier may select from time to time to do the regular annual review of its financial statements and who may be approved by ENBC (such approval not to be unreasonably withheld), in the form set forth in Exhibit E. The fees and expenses of such independent accountants shall be borne by the Supplier. The

*Confidential Treatment Requested.

Supplier acknowledges that a copy of each Statement of Materials Cost (and each report of independent accountants thereon) may be provided by ENBC to any ENBC Franchisee.

     7.3 The Toll Charge shall be adjusted, effective as of the first day of the third Quarterly Period of each fiscal year during the Term hereof, beginning in fiscal year 1999. The amount of the adjustment shall equal the Toll Charge in effect immediately before such adjustment minus the Fixed Costs, and then multiplying such result by the percentage increase in the Consumer Price Index for the urban area including Indianapolis, Indiana, published by the Department of Labor for the 12 month period ending on March 31 of the year in which the Toll Charge adjustment is to take place. For this purpose, "Fixed Costs" shall mean the sum of the building rental expense and Equipment Financing Cost for the 12 previous Accounting Periods ending on the last day of the third Accounting Period of the fiscal year divided by 342,720,000. In the event the Consumer Price Index ceases to be published for any reason, the parties shall select another index designed to approximate as closely as practicable the Consumer Price Index.

     7.4 In the event that changes in Formulations, Specifications or Procedures result in additional costs or savings to Harlan or the Supplier that are not reflected in Materials Cost, the parties shall make appropriate adjustments in the Toll Charge and/or the Loss Factor to reflect such costs or savings. In addition, the parties agree that ENBC shall bear as part of its research and development, the cost of Product losses and production related costs that arise from the development of Products or test runs of the Products. The Supplier shall invoice ENBC for each such cost in a timely manner, and in any event no later than sixty (60) days from the date on which such cost first arose. Costs associated with such research and development shall be reimbursed within 30 days of invoice.

     7.5 In the event that orders are shipped under Section 6.4 for more or less than the following minimum amounts during the periods provided below, then the Toll Charge shall be adjusted as provided in this Section 7.5:

     (a) 3,295,385 dozen bagels, during any consecutive twelve-week period commencing after the date hereof and ending on December 31, 1997;

     (b)  4,559,450 dozen bagels, during the first Quarterly Period of 1998;

     (c)  6,391,725 dozen bagels during the second Quarterly Period of 1998; or

     (d) 7,140,000 dozen bagels during each subsequent Quarterly Period during the remainder of the Term hereof.

In the event orders are shipped under Section 6.4 for fewer than the minimum amounts stated herein in any applicable Quarterly Period commencing with the first Quarterly Period of 1998 or twelve week period prior thereto (the "Shortfall Measuring Period"), then the Toll Charge applicable during the last two Accounting Periods of the ensuing Quarterly Period and the first Accounting Period of the Quarterly Period thereafter or such shorter period remaining during the Term hereof (the "Recovery Period") shall be increased by an amount sufficient to result in the recovery over the Recovery Period, in equal amounts during each Accounting Period in the Recovery Period, and assuming the minimum number of bagels set forth above are shipped during said Recovery Period, of the difference between the minimum amounts stated herein and the amounts actually shipped during the
Shortfall Measuring Period multiplied by [   ]* per bagel (such amount being
herein sometimes referred to as the "Shortfall Amount").

In the event orders are shipped under Section 6.4 for greater than the minimum amounts stated in subsection (d) above in any Quarterly Period during the Term hereof and commencing on or after July 1, 1998 (the "Excess Measuring Period"), then the Toll Charge applicable during the last two Accounting Periods of the ensuing Quarterly Period and the first Accounting Period of the Quarterly Period thereafter or such shorter period remaining during the Term hereof (the "Excess Recovery Period") shall be decreased by an amount sufficient to result in the recovery over the Excess Recovery Period, in equal amounts during each Accounting Period in the Excess Recovery Period, and assuming the minimum number of bagels set forth above are shipped during said Excess Recovery Period, of the difference between the minimum amount stated therein and the amount actually
shipped during the Excess Measuring Period multiplied by [   ]* per bagel (such
amount being herein sometimes referred to as the "Excess Amount").

The parties acknowledge that in recovering the Shortfall Amount and the Excess Amount, more or less than said amount may be recovered as a result of the actual shipments of bagels during the Recovery Period. The parties agree to appropriately adjust the Toll Charge in subsequent Recovery Periods to account for this event.

In the event the Second Bagel Line is not fully operational by February 1, 1998, the parties agree to negotiate, in good faith, modifications to subsections (b),
(c) and (d) above.

     7.6 The Supplier shall provide to ENBC and the accountants referred to in
Section 7.2 all information requested by them in order to permit (a) the preparation of each report referred to in Section 7.2 and the determination of the Materials Cost therefrom, and (b) each adjustment to the Toll Charge provided for herein. The Supplier shall also permit ENBC (and its representatives) and such accountants to have access to its books and records, and to meet with members of the Supplier's management, at any time upon reasonable notice during normal business hours. The Supplier shall also permit accountants selected by ENBC to have access to its books and records, and to meet with members of the Supplier's management, at any time upon reasonable notice during normal business hours, provided, however, that (a) the fees and expenses of such accountants shall be borne by ENBC, and (b) it shall be a condition to the covenant of the Supplier in this Section 7.6 to give such accountants access to the Supplier's books and records that such accountants shall agree in writing to be bound by the confidentiality provisions of Article
12.0 hereof.

     7.7 ENBC may charge the Supplier for various costs incurred by ENBC in connection with research and development, product development, procurement or other costs related to the development, production, distribution and sale of the Products, and such costs shall result in an addition to the purchase price for the Products over a period comparable to the length of a Recovery Period.

*Confidential Treatment Requested.

Article 8.0  Acquisition, Installation and Leasing of Second Bagel Line

     8.1 The Supplier and ENBC acknowledge and agree that the Supplier will arrange for the acquisition and installation of each component piece of equipment comprising the Second Bagel Line. The Supplier represents and warrants that the total cost for the Second Bagel Line will not exceed $4,950,000 (the "Budgeted Amount"), as set forth on the Second Bagel Line Equipment Capital Budget. The parties anticipate that ENBC will purchase directly most of the Second Bagel Line Equipment upon notice from the Supplier. Notwithstanding the foregoing, the parties also anticipate that the Supplier will purchase directly certain components of the Second Bagel Line Equipment and that ENBC will reimburse the Supplier for its actual cost of any part of the Second Bagel Line Equipment so purchased by the Supplier. In the event the Supplier seeks reimbursement for any such component of the Second Bagel Line Equipment, the Supplier will deliver to ENBC such receipts, invoices, and other documentation as ENBC reasonably requests with respect thereto. ENBC will reimburse the Supplier for such costs within a reasonable time and in accordance with the parties' prior practices. In the event the total cost of the Second Bagel Line is greater than the Budgeted Amount, the Supplier will be responsible, and shall reimburse ENBC, if necessary, for any amount in excess of the Budgeted Amount. The Supplier further agrees that it will, from time to time, execute an Assignment and Bill of Sale in the form of Exhibit B hereto with respect to each component of the Second Bagel Line Equipment purchased by the Supplier, but not including any component of the Second Bagel Line Equipment for which ENBC does not reimburse the Supplier as a result of the cost of the Second Bagel Line Equipment exceeding the Budgeted Amount (such event is referred to as a "Budget Overrun"). In the event of a Budget Overrun, ENBC shall, in its sole discretion, determine which components of the Second Bagel Line Equipment it shall purchase and own and the parties will transfer title to such components upon notice from ENBC.

     8.2 The Supplier and ENBC agree that they will execute an additional Schedule to the Equipment Lease on or before February 1, 1998, pursuant to which the Supplier will lease from ENBC the Second Bagel Line. The Schedule with respect to the Second Bagel Line Equipment will provide for a term expiring on April 16, 2005, and will be on the same economic terms as Schedule No. 1 to the Equipment Lease.

Article 9.0  Product Warranties

     9.1 The Supplier warrants to ENBC and all ENBC Subsidiaries and ENBC Franchisees that purchase Products from the Supplier that:

          9.1.1 each shipment of Products supplied hereunder shall be manufactured in accordance with the provisions of Section 6.5 hereof, shall be of good and merchantable quality and shall be fit for the purposes for which they are intended to be used, except to the extent any lack of merchantability or lack of fitness for the intended purposes is attributable to the use by the Supplier of the Formulations, Procedures and Specifications;

          9.1.2 none of the Products supplied hereunder shall be adulterated or misbranded within the meaning of the Federal Food Drug and Cosmetics Act, as amended, except to the extent misbranding is attributable to the use of the Formulations, Procedures or Specifications, and none of the Products will be an article which may not be introduced into interstate commerce under the provisions of Section 404, 409 or 706 of that Act; and

          9.1.3 none of the Products supplied hereunder shall be adulterated or misbranded within the meaning of any applicable provision of any state or municipal law, which provision is similar to any provision of the Federal Food, Drug and Cosmetics Act, as amended, except to the extent misbranding is attributable to the use of the Formulations, Procedures or Specifications.

The foregoing warranties shall survive inspection and acceptance of any of the Products, and payment therefor, by ENBC, ENBC Subsidiaries and ENBC Franchisees.

Article 10.0  Other Covenants of the Parties

     10.1 Each party agrees to comply with all governmental laws, regulations and orders applicable to its operations under this Agreement, and to bear any and all taxes, fees or other governmental charges applicable to its operations. Harlan and the Supplier agree to comply with the Lease.

     10.2 The Supplier agrees to permit representatives of ENBC to inspect the Leasehold Premises at any time to assure compliance with the terms of this Agreement and all such individuals will comply with the Supplier's established policies and procedures applicable to similarly situated employees and will be bound by the confidentiality provisions of Article 12.0 hereof.

     10.3 Harlan and the Supplier agree that they shall not, without the prior written consent of ENBC, amend or modify the Lease or the assignment and assumption agreement between Harlan and the Supplier. The Supplier also agrees that it shall not, without the prior written consent of ENBC, agree to amend or modify the Subordination and Nondisturbance Agreement.

     10.4 Except as may be contemplated by the Option Agreement, each of ENBC, on the one hand, and the Supplier and Harlan, on the other hand, agrees that they will not, directly or indirectly, at any time prior to the first anniversary of the expiration of the Lease, solicit or hire any employee of any other party, unless such employee has been terminated by the other party, or unless such employee terminated his or her employment with the other party at least one year prior to the date of the first such solicitation or hiring.

     10.5 Harlan agrees to devote to Supplier such of its resources as may be necessary to assist Supplier in timely and completely performing all of the Supplier's obligations under this Agreement.

Article 11.0  Indemnification and Insurance

     11.1 The Supplier agrees to indemnify ENBC and all ENBC Subsidiaries and ENBC Franchisees for, and hold ENBC and all ENBC Subsidiaries and ENBC Franchisees that purchase Products harmless from and against, all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees) incurred or suffered by them resulting from: (a) any breach of any representation or warranty made by the Supplier in or pursuant to this Agreement; (b) any default in the performance of any of the covenants or agreements made by the Supplier in this Agreement; (c) any claim or action by any consumer or any other third party arising out of the production or sale of the Products by the Supplier (including any claims or actions for personal injury and any products liability claims or action), provided, however, that the Supplier shall have no obligation to indemnify ENBC or any ENBC Subsidiary or ENBC Franchisee with respect to any claim or action to the extent such claim or action is attributable to the alteration, handling or misbranding of Products after they have been delivered to ENBC or any ENBC Subsidiary or ENBC Franchisee or is attributable to the use by the Supplier of the Formulations, Procedures and Specifications; or (d) any claim or action brought by any federal, state, local or foreign governmental agency in connection with the production or sale of the Products by the Supplier (including without limitation any claim or action under any law or regulation relating to public health, the sale of food and drugs, and the safe conduct of business), provided, however, that the Supplier shall have no obligation to indemnify ENBC or any ENBC Subsidiary or ENBC Franchisee with respect to any claim or action to the extent such claim or action is attributable to the alteration, handling or misbranding of Products after they have been delivered to ENBC or any ENBC Subsidiary or ENBC Franchisee or is attributable to the use by the Supplier of the Formulations, Procedures and Specifications.

     11.2 ENBC agrees to indemnify the Supplier for, and to hold the Supplier harmless from and against, all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees) incurred or suffered by the Supplier resulting from: (a) any breach of any representation or warranty made by ENBC in or pursuant to this Agreement; (b) any default in the performance of any of the covenants or agreements made by ENBC in this Agreement; (c) any claim or action by any consumer, governmental agency or any other third party, including any claim of infringement or violation of, or conflict with, any patent or trade secret of any third party, to the extent such claim or action is attributable to the use by the Supplier of the Formulations, Procedures and Specifications or is attributable to the alteration, handling or misbranding of Products after they have been delivered to ENBC, or any ENBC Subsidiary, ENBC Franchisee or Authorized Recipient; or (d) any claim or action by any third party alleging infringement or violation of, or conflict with, any trademarks, trade names or trade dress, to the extent such claim or action is attributable to the use of trademarks, trade names or trade dress used in accordance with ENBC's instructions pursuant to Section 6.7.

     11.3 The parties agree that each party shall have the exclusive right to control the defense (and the right to establish the terms of any settlement) of any claim or action by any third party that could result in such party having an indemnification obligation under Section 11.1 or Section 11.2 with counsel of such party's selection, that each party will promptly give the other party written notice of any claim or action of which it becomes aware that could result in such other party having an indemnification obligation under Section 11.1 or Section 11.2, and that each party will fully cooperate with the other party in the defense of any claim or action by the other party hereunder.

     11.4 ENBC and the Supplier acknowledge and agree that ENBC, ENBC Subsidiaries and ENBC Franchisees, on the one hand, and the Supplier, on the other hand, may be required to enter into indemnity agreements with Authorized Recipients. ENBC and the Supplier agree that (a) in the event ENBC or any ENBC Subsidiary or ENBC Franchisee is obligated to make indemnity payments under any such agreement resulting from any of the matters described in clauses (a) through (d), inclusive, of Section 11.1 hereof, the Supplier shall indemnify ENBC or such ENBC Subsidiary or ENBC Franchisee for, and hold ENBC and such ENBC Subsidiary or ENBC Franchisee harmless from and against, such payment in accordance with Section 11.1 hereof, and (b) in the event the Supplier is obligated to make indemnity payments under any such agreement resulting from any of the matters described in clauses (a) through (d), inclusive, of Section 11.2 hereof, ENBC shall indemnify the Supplier, and hold the Supplier harmless from and against, such payment in accordance with Section 11.2 hereof.

     11.5 The Supplier represents and warrants that it carries: (a) policies of worker's compensation and employer's liability insurance that comply with all state and federal laws, and (b) policies of comprehensive general liability insurance covering the Supplier's premises and operations, including premises and operations coverage, owner's and contractor's protective coverage, products and completed operations coverage, full blanket contractual coverage and broad form property damage coverage, with a combined single limit of $9,000,000 naming ENBC as an additional insured and containing endorsements (i) providing that the Supplier's comprehensive general liability coverage (including products liability) (the "Supplier CGL Coverage") is primary relative to ENBC or any ENBC Subsidiary or ENBC Franchisee, and that any other insurance maintained by ENBC or any ENBC Subsidiary or ENBC Franchisee with respect to the risks covered by the Supplier CGL Coverage is excess and non-contributing, and (ii) waiving any and all rights of subrogation against ENBC, ENBC Subsidiaries and ENBC Franchisees with respect to the Supplier CGL Coverage, and (iii) providing for a continuation of the Supplier CGL Coverage beyond the expiration or termination of this Agreement for claims made following such expiration or termination that are attributable to the manufacture of Products by the Supplier during the Term. The Supplier also represents and warrants that all premiums which have become due on such policies have been paid, that such policies are in full force and effect, and that such policies may not be canceled, changed or allowed to lapse through non-renewal, failure to pay premiums or otherwise except upon not less than 60 days' prior written notice to the Supplier and ENBC, except that such notice period need not exceed 10 days in the case of failure to pay premiums. The Supplier has previously delivered to ENBC evidence of the foregoing insurance coverages by providing to ENBC a satisfactory Accord Certificate of Coverage of ENBC as an additional insured, and will hereafter provide ENBC with a satisfactory Accord Certificate of Coverage upon the issuance of any renewal or replacement policies. The Supplier agrees to maintain such policies in full force and effect, in the amount set forth above, throughout the term of this Agreement, and to maintain ENBC as an additional insured under such policies.

Article 12.0  Confidentiality

     12.1 As used in this Agreement, the term "Proprietary Information" shall mean any knowledge or information, written or oral, which relates in any manner to the respective businesses of the Supplier and ENBC which is confidential and proprietary information of the disclosing party, whether or not disclosed prior to, on or after the date hereof, including, without limitation, the business concepts, recipes, food preparation methods, equipment, operating techniques, marketing methods, financial information, demographic and trade area information, prospective site locations, market penetration techniques, plans, or schedules, customer profiles, preferences, or statistics, menu breakdowns, itemized costs, franchisee composition, territories, and development plans, products, production techniques and all related trade secrets or confidential or proprietary information treated as such by the disclosing party, whether by course of conduct, by letter or report, or by the use of any appropriate proprietary stamp or legend designating such information or item to be confidential or proprietary. As used in this Article 12.0, the term "disclosing party" shall mean the party to this Agreement which discloses or makes available Proprietary Information to the receiving party, and the term "receiving party" shall mean the party to this Agreement to whom Proprietary Information is disclosed or made available by the disclosing party.

     12.2 Without limiting the generality of Section 12.1 hereof, the parties acknowledge and agree that the Formulations, Specifications and Procedures are the Proprietary Information of ENBC and will be treated as Proprietary Information that does not become stale with the passage of time for purposes of the last sentence of Section 12.3 hereof.

     12.3 The receiving party shall hold all Proprietary Information in strict confidence, shall use such Proprietary Information only for the benefit of the disclosing party and shall disclose such Proprietary Information only to the receiving party's employees and agents who have a need to know such Proprietary Information in order to assist the receiving party in performing its obligations under this Agreement provided such employees and agents each have individually entered into a confidentiality agreement in form satisfactory to the disclosing party or are otherwise obligated by a written agreement with the receiving party to maintain the confidence of the Proprietary Information, which agreement the parties hereby agree may be directly enforced by the disclosing party. The receiving party shall not disclose Proprietary Information to any other person or entity. The obligations hereunder to maintain the confidentiality of Proprietary Information shall continue: (a) for five years from the date of disclosure of the Proprietary Information, in the case of Proprietary Information that by its nature becomes stale with the passage of time (e.g., financial information, development plans) and (b) indefinitely, in the case of the Proprietary Information that by its nature does not become stale with the passage of time (e.g. trade secrets, production techniques, recipes).

     12.4 The obligations of the parties specified in Section 12.3 shall not apply to any Proprietary Information which (a) is disclosed in a printed publication available to the public prior to the date of this Agreement, or becomes known to the public through no act of the receiving party or its employees, agents or other person or entity which has received such Proprietary Information from or through the receiving party, provided, however, that a combination of ingredients or processes that has not been disclosed to, or become known by, the public shall remain subject to Section 12.3 notwithstanding the fact that the identity of such ingredients or processes may be known, (b) is approved for release by written authorization of an officer of the disclosing party, (c) can be established by the receiving party by documentary evidence to have been in the legitimate and lawful possession of the receiving party at the time revealed by the disclosing party to the receiving party, (d) is lawfully received by the receiving party without restriction from a third party subsequent to this Agreement, which third party did not obtain the Proprietary Information through improper means or disclose the Proprietary Information without authorization, or (e) is required to be disclosed by law or regulation or by proper order of a court of applicable jurisdiction after adequate notice to the disclosing party, sufficient to permit the disclosing party to seek a protective order therefor, the imposition of which protective order the receiving party agrees to approve and support. In addition, after consultation with the disclosing party, the receiving party may disclose only that Proprietary Information that the receiving party believes in good faith it is required to disclose (x) in connection with any filing that is made or disclosure document that is prepared for the purpose of complying with federal or state securities or franchise laws, rules or regulations or (y) to comply with the rules of any stock exchange or quotation system or any other regulatory requirements; provided, however, that in any event trade secrets, production techniques, recipes and similar Proprietary Information of a disclosing party will not be disclosed by the receiving party without the written consent of the disclosing party.

     12.5 The receiving party (and each employee, agent, or other person or entity which has received such Proprietary Information from or through the receiving party) shall, upon the request of the disclosing party, return all documents and other tangible manifestations of Proprietary Information received from the disclosing party, including all copies and reproductions thereof. The receiving party will thereafter certify in writing to the disclosing party that all Proprietary Information has either been returned to the disclosing party or destroyed.

Article 13.0  Term

     13.1 The initial term of this Agreement shall commence on the date hereof and continue until April 16, 2005, except that this Agreement shall terminate upon the exercise by ENBC of its option under the Option Agreement.

     13.2 The provisions of Articles 9.0, 10.0, 11.0 and 12.0 and any other provisions hereof requiring performance by a party following termination shall survive the expiration or any termination of this Agreement.

     13.3 Upon expiration or termination of this Agreement for any reason, ENBC shall purchase from the Supplier all finished Products in inventory, all packaging materials and labeling in inventory purchased by the Supplier pursuant to Section 6.7 hereof, and the ingredients and raw materials in the Supplier's inventory, at the Supplier's cost, F.O.B. the Production Facility, and (a) ENBC shall pay to the Supplier any Shortfall Amount that has not previously been recovered under Section 7.5 and any amounts charged to, but not previously recovered by, the Supplier under Section 7.7, and (b) the Supplier shall pay to ENBC any Excess Amount that has not previously been recovered under Section 7.5.

Article 14.0  Miscellaneous

     14.1 ENBC and the Supplier may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     14.2 Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, and the commission, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby.

     14.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Supplier may not assign its rights or delegate its duties hereunder without the prior written consent of ENBC.

     14.4 This instrument and the exhibits attached hereto contain the entire agreement of the parties hereto with respect to the purchase and sale of the Products from the Supplier and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto. In the event of any inconsistency between this Agreement and any purchase order, confirmation or similar document or instrument of ENBC, any ENBC Subsidiary or ENBC Franchisee or the Supplier, this Agreement shall govern.

     14.5 Except as expressly set forth in this Agreement or hereafter agreed in writing by the Supplier and ENBC, (a) ENBC is not promising, committing to or guaranteeing that any business relationship with the Supplier or the Supplier's status as an approved supplier will continue for any specified time period, and
(b) ENBC is not agreeing to reimburse the Supplier for any costs, expenses, investments or other amounts incurred or expended by the Supplier (and no such amounts have been or will be incurred or expended in reliance on continued business from ENBC or ENBC Subsidiaries or ENBC Franchisees).

     14.6 The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     14.8 Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or the document shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

          If to the Supplier or Harlan, addressed to such party at the following address:

               Harlan Bakeries, Inc.
               7597 East U.S. Highway 36
               Avon, Indiana 46168-7971
               Attention: Hugh P. Harlan

          with a copy to such party at the following address:

               Harlan Sprague Dawley, Inc.
               P. O. Box 29176
               Indianapolis, Indiana 46229
               Attention: Hal P. Harlan

          and a copy to:

               Henderson, Daily, Withrow & DeVoe
               2600 One Indiana Square
               Indianapolis, Indiana 46204
               Attention: Roberts E. Inveiss, Esq.

          If to ENBC, addressed as follows:

               Einstein/Noah Bagel Corp.
               14123 Denver West Parkway
               Golden, Colorado  80401
               Attention: Senior Vice President - Supply Chain

          with a copy to:

               Einstein/Noah Bagel Corp.
               14123 Denver West Parkway
               Golden, Colorado 80401
               Attention: General Counsel

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, fax or ordinary mail), but no such notice , request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     14.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly therein.

     14.10 In the event of a breach or threatened breach of any of the provisions of Section 6.2 or Article 12.0 of this Agreement, the parties acknowledge and agree that the non-breaching party will not have an adequate remedy at law and therefore will be entitled to enforce any such provision by temporary or permanent injunctive or mandatory relief as a remedy for any such breach, and that such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies, subject, however, to the provisions of Section 14.11 hereof.

     14.11 In no event shall either party hereto seek, or be liable to the other party hereto for, speculative, exemplary or punitive damages.

     14.12 No press release or other public or trade announcement or statement related to this Agreement or the transactions contemplated hereby (or the existence of any discussions or negotiations between the parties regarding any other possible transactions) will be issued, and no disclosure of this Agreement or the terms hereof will made, by either of the Harlan Companies without the prior approval of ENBC. ENBC agrees to use reasonable best efforts to consult with the Harlan Companies prior to issuing any press release or public or trade announcement or statement relating to this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   EINSTEIN/NOAH BAGEL CORP.


                                   By /s/ Mark Shepherd, Senior Vice President
                                      ----------------------------------------

                                   HARLAN BAGEL SUPPLY COMPANY, LLC

                                   By /s/ Doug H. Harlan, Vice President
                                      ----------------------------------------

                                   HARLAN BAKERIES, INC.

                                   By /s/ Hugh P. Harlan, President
                                      ----------------------------------------

                                      /s/ Hal P. Harlan
                                   -------------------------------------------
                                          Hal P. Harlan

                                      /s/ Hugh P. Harlan
                                   -------------------------------------------
                                          Hugh P. Harlan

                                      /s/ Doug H. Harlan
                                   -------------------------------------------
                                          Doug H. Harlan

                                    Exhibits
                                    --------


Exhibit A        Determination of Materials Cost

Exhibit B        Form of Assignment and Bill of Sale

Exhibit C        Amended and Restated Schedule No.1 to Equipment Lease

Exhibit D        Amended and Restated Option Agreement

Exhibit E        Form of Statement of Independent Accountants

Exhibit F        Second Bagel Line Capital Budget

Exhibit G        Amendment to Lease Agreement

                                   Schedules
                                   ---------



Schedule 3.3       Ownership of the Harlan Companies

Schedule 3.4       Financial Statements of the Harlan Companies

Schedule 3.7       Exceptions to Title

Schedule 3.8       Licenses and Permits of the Harlan Companies

Schedule 3.9       Production Facility and Equipment Contracts

Schedule 3.10      Actions

Schedule 3.12      Environmental Matters

Schedule 5.3       Permitted Production Facility Uses

                                                                       Exhibit A
                                                                       ---------

                                Determination of
                                 Materials Cost
                                 --------------

                                                                       EXHIBIT A
                                                                       ---------


Exhibit A-1




                       Harlan Bagel Supply Company, LLC
                          Einstein Bros. Bagels, Inc.
                           Summary of Material Costs
                          (Ingredient and Packaging)
                           By Bagel Flavor (4.0 oz)

                                                                         -----------------------------------------------------------
                                                                                            Total costs
------------------------------------------------------------------------------------------------------------------------------------
                              Ingredient            Packaging
                              Costs per             Costs per                                                      Per Case
Bagel Flavor                    Bagel                 Bagel              Per Bagel           Per Dozen            (90 Bagels)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
                                                                                     -                    -                       -
------------------------------------------------------------------------------------------------------------------------------------
Average Cost
------------------------------------------------------------------------------------------------------------------------------------

Exhibit A-2




                       Harlan Bagel Supply Company, LLC
                          Summary of Ingredient costs
                               By Bagel Flavor
                    Einstein Bros. Bagels, Inc. - 4.0 Ounce

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Current Costs        Total Costs of
                                                                           Ingredient %         of Ingredient          Ingredient
     Flavor                  Ingredients                 Quantity         of Total Flour        per Unit (lbs)            Used
------------------------------------------------------------------------------------------------------------------------------------













                    ----------------------------------------------------------------------------------------------------------------
                    Total Mix Weight                                                             Total Cost                       -
                    ----------------------------------------------------------------------------------------------------------------
                    Ingredient Cost per Dozen (______ Dozen Yield)                                      -
                    Ingredient Loss Factor/Dozen*                                                       -
                    Total cost per Dozen
                    Total cost per Bagel (4.0 Ounce)
                    Total cost per Case (90-4.0 Ounce)
------------------------------------------------------------------------------------------------------------------------------------

* As determined pursuant to Section 7.1 of the Agreement

Exhibit A-3




                       Harlan Bagel Supply Company, LLC
                          Einstein Bros. Bagels, Inc.
                          Summary of Packaging Costs

                         (Based on 90 bagels per case)

------------------------------------------------------------------------------------------------------------------------------------
                             # Reg. Per              Cost Per               Cost Per            Cost Per              Cost Per
        Item                    Case                   Item                   Case                Dozen                Bagel
------------------------------------------------------------------------------------------------------------------------------------
Box                               1                                                  -                  -                    -
Tape                             50"                                                                    -                    -
Bag Liner                         3                                                  -                  -                    -
Label                             1                                                  -                  -                    -
Shrink Wrap                       1                                                  -                  -                    -
Tie                               3                                                  -                  -                    -
------------------------------------------------------------------------------------------------------------------------------------
Total Cost                                                   -                       -                  -                    -
====================================================================================================================================


Exhibit A-4

                                                 Harlan Bagel Supply Company, LLC
                                                    Einstein Bros. Bagels, Inc.
                                                     Current Ingredient Costs

------------------------------------------------------------------------------------------------------------------------------------
                                                     Total         Date of                  Last Invoice Amount
                                                    lbs. on         Last            ----------------------------------      Cost per
Ingredient                    Current Vendor         Order         Invoice          Ingredient       Freight     Total      Pound
------------------------------------------------------------------------------------------------------------------------------------
High Gluten Flour                                                                                                    -      #DIV/01
Bagel Eze-5                                                                                                          -      #DIV/01
Sugar                                                                                                                -      #DIV/01
Yeast                                                                                                                -      #DIV/01
Calcium Proplonate                                                                                                   -      #DIV/01
Water                                                                                                                -      #DIV/01
Cinnamon                                                                                                             -      #DIV/01
Nudget Raisin                                                                                                        -      #DIV/01
White Pepper                                                                                                         -      #DIV/01
Poppy Seeds                                                                                                          -      #DIV/01
Dry Onions - Toasted                                                                                                 -      #DIV/01
Onion Powder                                                                                                         -      #DIV/01
Liquid Whole Eggs                                                                                                    -      #DIV/01
Double Spice                                                                                                         -      #DIV/01
Blueberry Gumbits                                                                                                    -      #DIV/01
Frozen Blueberries                                                                                                   -      #DIV/01
Blueberry Flavoring                                                                                                  -      #DIV/01
Caraway Seeds                                                                                                        -      #DIV/01
Heart of Rye                                                                                                         -      #DIV/01
Caramel Color                                                                                                        -      #DIV/01
Sesame White Hulled Seeds                                                                                            -      #DIV/01
Dehydrated Apple Bits                                                                                                -      #DIV/01
Ground Nutmeg                                                                                                        -      #DIV/01
Spice Apple (Liquid)                                                                                                 -      #DIV/01
Apple Gumbits                                                                                                        -      #DIV/01
Sweet n' Neat                                                                                                        -      #DIV/01
Cornmeal                                                                                                             -      #DIV/01
-                                                                                                                    -      #DIV/01
-                                                                                                                    -      #DIV/01
-----------------------------------------------------------------------------------------------------------------------------------

                                                                       Exhibit B
                                                                       ---------

                      Form of Assignment and Bill of Sale
                      -----------------------------------

                          ASSIGNMENT AND BILL OF SALE




     This assignment and bill of sale, (the "Assignment") is delivered by Harlan Bagel Supply Company, LLC (the "Seller") to Einstein/Noah Bagel Corp. ("ENBC"), a Delaware corporation, as of the ____ day of August, 1997.

     KNOW ALL BY THESE PRESENTS, that for good and valuable consideration the Seller does hereby sell, convey, transfer, assign, and deliver to ENBC the Equipment specified in Exhibit A hereto (the "Purchased Equipment").

     The Seller represents, warrants, and covenants to ENBC, its successors, and assigns, that the Seller is the lawful owner of the Purchased Equipment and has the right and authority to make the herein described transfer free and clear of all liens, mortgages, pledges, encumbrances, claims, and charges of every kind.

     The Seller further agrees to execute such additional documents from time to time at the request of ENBC as may be reasonably necessary to accomplish the transfer made herein.

     IN WITNESS WHEREOF, the Seller has executed this assignment and bill of sale as of the day and year first written above.

                                       HARLAN BAGEL SUPPLY COMPANY, LLC


                                       By
                                          -----------------------------

                          ASSIGNMENT AND BILL OF SALE




     This assignment and bill of sale, (the "Assignment") is delivered by Harlan Bakeries, Inc. (the "Seller") to Einstein/Noah Bagel Corp. ("ENBC"), a Delaware corporation, as of the ____ day of August, 1997.

     KNOW ALL BY THESE PRESENTS, that for good and valuable consideration the Seller does hereby sell, convey, transfer, assign, and deliver to ENBC the Equipment specified in Exhibit A hereto (the "Purchased Equipment").

     The Seller represents, warrants, and covenants to ENBC, its successors, and assigns, that the Seller is the lawful owner of the Purchased Equipment and has the right and authority to make the herein described transfer free and clear of all liens, mortgages, pledges, encumbrances, claims, and charges of every kind.

     The Seller further agrees to execute such additional documents from time to time at the request of ENBC as may be reasonably necessary to accomplish the transfer made herein.

     IN WITNESS WHEREOF, the Seller has executed this assignment and bill of sale as of the day and year first written above.


                                       HARLAN BAKERIES, INC.


                                       By
                                          -----------------------------

                                                                       Exhibit C
                                                                       ---------

             Amended and Restated Schedule No. I to Equipment Lease
             ------------------------------------------------------

                                                                       EXHIBIT C


                              EQUIPMENT SCHEDULE

                  AMENDED AND RESTATED SCHEDULE NO. SERIES I
                      DATED THIS ____ DAY OF AUGUST, 1997
                TO LEASE AGREEMENT DATED AS OF AUGUST 27, 1996

Lessor & Mailing Address:              Lessee & Mailing Address:

EINSTEIN/NOAH BAGEL CORP.              HARLAN BAGEL SUPPLY COMPANY
14123 Denver West Parkway              7597 E. U.S. Highway 36
Golden, Colorado 80401                 Avon, Indiana 46168-7971

     This Amended and Restated Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Lease Agreement identified above ("Agreement;" said Agreement and this Schedule being collectively referred to as "Lease"). This Amended and Restated Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease. This Amended and Restated Equipment Schedule is designated as a Series A Schedule. This Amended and Restated Equipment Schedule amends, restates, replaces, and substitutes in full the obligations under that certain Equipment Schedule previously entered into by Lessor and Lessee and dated as of the 27th day of August, 1996.

A.   Equipment.

     Pursuant to the terms of the Lease, Lessor agrees to Lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.   Financial Terms.

  (1) Capitalized Lessor's Cost as of July 11, 1997: $8,007,681.
  (2) Term: Effective as of July 14, 1997 through April 16, 2005.
  (3) Lease Commencement Date: July 14, 1997
  (4) Equipment Location: 7597 E. U.S. Highway 36, Avon, Indiana
  (5) Lessee Federal Tax ID No.: Applied for.
  (6) Suppliers: Various.
  (7) Last Delivery Date: N/A
  (8) Stipulated Loss Values: See Annex B.

     The parties agree to adjust Capitalized Lessor's Cost and the principal amortization and stipulated loss value schedules attached hereto to reflect adjustments in the final purchase price of the Equipment.

C.   Term and Rent.


     Commencing on October 3, 1997 and on the last Business Day of each fiscal quarter of Lessor thereafter through the first fiscal quarter of 2005 (each, a "Rent Payment Date"), Lessee shall pay as rent quarterly installments of principal and interest, in arrears, each installment in the principal amount specified on the attached Amortization Schedule together with interest on the Unamortized Principal Balance as of the immediately preceding Rent Payment Date (after application of the Rent paid on such date) at the Interest Rate for the Interest Period following such immediately preceding Rent Payment Date, except that interest payable on the first Rent Payment date shall be determined based on Capitalized Lessor's Cost. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Said Rent consists of principal and interest components, such principal components being as provided in the Amortization Schedule attached hereto.

     As used herein, the following terms shall have the following meanings:

     "Interest Period" shall mean the period beginning on the Lease Commencement Date and ending on the next Rent Payment Date, and each subsequent quarterly period.

     "Interest Rate" shall mean that percentage per annum calculated as the sum of (a) the LIBOR Rate redetermined quarterly, plus (b) four hundred twenty five
(425) basis points (or five hundred ninety five (595) basis points during the continuance of any Material Indebtedness Default).

     "LIBOR Rate" shall mean, with respect to any Interest Period occurring during the term of the Lease, an interest rate per annum equal at all times during such Interest Period to the quotient of (1) the rate per annum as determined by Lessor at which deposits of U.S. Dollars in immediately available and freely transferable funds are offered at 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period to major banks in the London interbank market for a period of three (3) months and in an amount equal or comparable to the Unamortized Principal Balance, divided by (2) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date three (3) Business Days prior to the first day of the Interest Period.

     "LIBOR Reserve Requirements" shall mean the daily average for the applicable Interest Period of the maximum rate applicable to Lessor at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that include deposits by reference to which the interest rates on Eurodollar loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any lender to United States residents), having a term equal to such Interest Period, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.

     If at any time Lessor determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or Lessor reasonably determines that, as a result of changes to applicable law after the date of execution of the Agreement, or the adoption or making after such date of any interpretations, directives or regulations (whether or not having the force of law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund the transaction hereunder at the LIBOR Rate, then Lessor promptly shall give notice to Lessee of such determination, and Lessor and Lessee shall negotiate in good faith a mutually acceptable alternative method of calculating the Interest Rate and shall execute and deliver such documents as reasonably may be required to incorporate such alternative method of calculating the Interest Rate in this Schedule, within thirty (30) days after the date of Lessor's notice to Lessee.

     (3) If any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the immediately preceding Business Day. As used herein, "Business Day" shall mean any day other than Saturday, Sunday, and any day on which banking institutions located in the State of Colorado are authorized by law or other governmental action to close.

D.   Insurance.

     (1)  Public Liability: Combined single limit of $9,000,000.
     (2) Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

     This Amended and Restated Equipment Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Amended and Restated Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

Lessor:                                Lessee:

EINSTEIN/NOAH BAGEL CORP.              HARLAN BAGEL SUPPLY COMPANY, LLC


By:                                    By:
    -------------------------              ----------------------------
Name:                                  Name:
      -----------------------                --------------------------
Title:                                 Title:
       ----------------------                 -------------------------

                                    ANNEX A
                                      TO
                  AMENDED AND RESTATED SCHEDULE NO. SERIES I
                     DATED THIS ____ DAY OF  AUGUST, 1997
                TO LEASE AGREEMENT DATED AS OF AUGUST 27, 1996



                           DESCRIPTION OF EQUIPMENT



                      [See attached Fixed Asset Register]







Initials:
          ------------     ------------    ------------
          Lessor           Lessee

                                    ANNEX B
                                      TO
                  AMENDED AND RESTATED SCHEDULE NO. SERIES I
                      DATED THIS ____ DAY OF AUGUST, 1997
                TO LEASE AGREEMENT DATED AS OF AUGUST __, 1997

                         STIPULATED LOSS VALUE TABLE*


RENT PAYMENT DATE             STIPULATED LOSS VALUE
-----------------             ---------------------




[See attached table of Stipulated Loss Values]




Initials:
          ------------     ------------    ------------
          Lessor           Lessee




---------------
 .    The Stipulated Loss Value for any unit of Equipment shall be equal to the
  Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                    ANNEX C
                                      TO
                  AMENDED AND RESTATED SCHEDULE NO. SERIES I
                     DATED THIS ____ DAY OF  AUGUST, 1997
                TO LEASE AGREEMENT DATED AS OF AUGUST 27, 1997

                        PRINCIPAL AMORTIZATION SCHEDULE


RENT PAYMENT DATE                  PRINCIPAL       UNAMORTIZED PRINCIPAL BALANCE
-----------------                  ---------       -----------------------------



[See attached principal
amortization schedule]




Initials:
          ------------     ------------    ------------
          Lessor           Lessee

                                    ANNEX D
                                      TO
                  AMENDED AND RESTATED SCHEDULE NO. SERIES I
                     DATED THIS ____ DAY OF  AUGUST, 1997
                TO LEASE AGREEMENT DATED AS OF AUGUST 27, 1996


RETURN PROVISIONS: In addition to the provisions provided for in Section X of this Lease, and provided that Lessee has elected not to exercise its purchase option pursuant to Section XVIII(a) of the Lease, Lessee shall, at its expense:

     (A) At least one hundred twenty (120) days and not more than two hundred forty (240) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model, serial numbers and size description (length, width, height, diameter) for all components comprising the Equipment.

     (B) At least one hundred twenty (120) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

     (C) At least one hundred twenty (120) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and functionality of each item of the Equipment,

     (D) At least forty-five (45) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative(s) or qualified equipment maintenance provider(s), acceptable to Lessor, to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment. The authorized inspector should ensure the Equipment is clean and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment. There shall be no missing screws, bolts, fasteners, etc. There shall be no evidence of extreme use or overloading. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

     (E) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section D of this Annex D. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

     (F) Properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

     (G) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

     (H) The Equipment shall be redelivered with all component parts in good operating condition, ordinary wear and tear excepted. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

     (I) Provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative or a mutually acceptable third party shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of the Equipment will be returned with a certificate supplied by the manufacturer's representative or a mutually acceptable third party certifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; and
(4) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

     (J) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the continental United States selected by Lessor.

     (K) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.




Initials:
          ------------     ------------    ------------
          Lessor           Lessee

                                                                       Exhibit D
                                                                       ---------

                     Amended and Restated Option Agreement
                     -------------------------------------

                                                                    Exhibit 10.4



                             AMENDED AND RESTATED

                               OPTION AGREEMENT

                             dated August 15, 1997

                                     among

                           EINSTEIN/NOAH BAGEL CORP.

                       HARLAN BAGEL SUPPLY COMPANY, LLC

                                HAL P. HARLAN,

                                HUGH P. HARLAN

                                      and

                                DOUG H. HARLAN

                               TABLE OF CONTENTS

Article 1.0 The Option...............................................................   1
     1.1 The Option..................................................................   1
     1.2 Exercise of the Option......................................................   2
     1.3 Regulatory Compliance.......................................................   3
     1.4 Purchase Price upon Exercise of the Option..................................   3
     1.5 Allocation of Purchase Price Among Option Assets............................   3
     1.6 Valuation of ENBC Stock or BCI Stock........................................   4
     1.7 Closing of Option Exercise..................................................   4
     1.8 Procedure at each Closing...................................................   4

Article 2.0 Representations and Warranties of Supplier and the Members...............   5

     2.1 Organization, Power and Authority of Supplier...............................   5
     2.2 Due Authorization; Binding Agreement of Supplier............................   5
     2.3 Ownership Interests in Supplier.............................................   5
     2.4 Ownership of Interests by the Members.......................................   6
     2.5 Title to Supplier's Assets..................................................   6
     2.6 Accuracy of Information Furnished by Supplier and the Members...............   6
     2.7 Investment Banker's and Broker's Fees.......................................   7

Article 3.0 Representations and Warranties of ENBC...................................   7

     3.1 Organization, Power and Authority of ENBC...................................   7
     3.2 Due Authorization; Binding Agreement of ENBC................................   7
     3.3 Investment Bankers' and Brokers' Fees.......................................   7

Article 4.0 Additional Covenants of Supplier and the Prior to the Termination........   8

     4.1 Reasonable Best Efforts.....................................................   8
     4.2 Conduct of Business.........................................................   8
     4.3 Access to Supplier's Properties and Records.................................   9
     4.4 Notice of Material Developments.............................................   9
     4.5 No Disclosure...............................................................   9
     4.6 No Other Discussions; Retention of Shares...................................   9

Article 5.0 Conditions to the Closing of the Option Exercise by ENBC.................  10

     5.1 Accuracy of Representations and Warranties and Compliance with Obligations..  10
     5.2 HSR Act Waiting Period......................................................  10
     5.3 Receipt of Necessary Consents...............................................  10
     5.4 No Adverse Litigation.......................................................  10
     5.5 No Material Adverse Change..................................................  10
     5.6 Delivery of Information.....................................................  10

Article 6.0 Certain Additional Covenants.............................................  11

     6.1 Accuracy of Representations and Warranties and Compliance with Obligations..  10
     6.2 HSR Act Waiting Period......................................................  10

     6.3 Receipt of Necessary Consents............................  10
     6.4 No Adverse Litigation....................................  10
Article 7.0 Indemnification.......................................  10
     7.1  Execution of Further Documents..........................  10
     7.2  Cooperation of Supplier and the Members.................  10
     7.3  Subsequent Audited Financial Statements.................  11
     7.4  Confidential Information................................  11
     7.5  Remedies; Waiver........................................  12
     7.6  Employment by ENBC of Supplier's Employees..............  12
     7.7  No Obligation of ENBC to Employ.........................  13

Article 8.0 Indemnification.......................................  13
     8.1 Agreement by Supplier and the Members to Indemnify.......  13
     8.2 Agreement by ENBC to Indemnify...........................  14
     8.3 Tax Effect of Damages and Indemnity Payments.............  14
     8.4 Legal Proceedings........................................  14

Article 9.0 Miscellaneous

     9.1 Amendment and Modification...............................  15
     9.2 Payment of Expenses......................................  15
     9.3 Binding Effect...........................................  15
     9.4 Entire Agreement.........................................  15
     9.5 Headings.................................................  15
     9.6 Execution in Counterpart.................................  15
     9.7 Notices..................................................  15
     9.8 Governing Law............................................  16
     9.9 Publicity................................................  16

                     AMENDED AND RESTATED OPTION AGREEMENT


     This amended and restated option agreement (the "Agreement") is made and entered into this ________ day of August, 1997 by and among Einstein/Noah Bagel Corp. a Delaware corporation ("ENBC"), Harlan Bagel Supply Company, LLC, an Indiana limited liability company ("Supplier"), and Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan (collectively, the "Members").


                                   Recitals
                                   --------

     ENBC, the Supplier, and Harlan Bakeries, Inc. and the Members previously entered into a project and approved supplier agreement dated as of May 24, 1996 (the "Prior Approved Supplier Agreement"). As contemplated by the Prior Approved Supplier Agreement, ENBC obtained an option to acquire all of the assets of Supplier, pursuant to that certain Option Agreement among ENBC, Supplier, and the Members dated August 27, 1996, (the "Prior Option Agreement"). The Supplier and ENBC have entered into an Amended and Restated Projected Approved Supplier Agreement (the "Approved Supplier Agreement") to amend and restate certain of the terms and conditions of the Prior Approved Supplier Agreement and desire to amend and restate certain of the terms and conditions of the Prior Option Agreement. In order to reflect the parties' understanding with respect to the option, and to amend, restate, replace and substitute in full the obligations under the Prior Option Agreement, the parties desire to enter into this Agreement.

                                   Covenants
                                   ---------

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained herein and in the Approved Supplier Agreement, the parties hereto agree as follows:

Article 1.0  The Option

     1.1 The Option. Upon the terms and subject to the conditions hereof, Supplier hereby grants to ENBC an irrevocable option (the "Option") to purchase, at the purchase price provided for in Section 1.4 hereof, all of the assets of Supplier (the assets subject to the option being herein sometimes referred to as the "Option Assets"). Without limiting the generality of the foregoing, the Option Assets shall include:

          1.1.1 all of Supplier's machinery, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, and other fixed assets ("Fixed Assets");

          1.1.2  all inventories and raw materials of Supplier;

          1.1.3 all receivables of Supplier including without limitation any receivables under Sections 7.5 and 7.7 of the Approved Supplier Agreement;

          1.1.4 all real estate owned by Supplier, if any, and all of the interest of, and the rights and benefits accruing to, Supplier as lessee under all leases of real property and all improvements thereto and buildings thereon, and all leases or rental agreements covering machinery, equipment, tools, supplies, vehicles, furniture and fixtures and other fixed assets or personal property;

          1.1.5 all of the rights and benefits accruing to Supplier under the Approved Supplier Agreement and under all sales orders, sales contracts, supply contracts, purchase orders and purchase commitments made by Supplier in the ordinary course of business, all other agreements to which Supplier is a party or by which it is bound and all other choices in action, causes of action and other rights of every kind, but excluding contracts relating solely to the production or the sale of products other than the Products (as defined in the Approved Supplier Agreement) ("Excluded Contracts");

          1.1.6 all operating data and records of Supplier, including, without limitation, customer lists, financial, accounting and credit records, correspondence, budgets and other similar documents and records (although Supplier may retain copies thereof at its own expense for its tax or other legitimate business purposes);

          1.1.7 all of the proprietary rights of Supplier, including, without limitation, all trademarks, trade names (but expressly excluding the name "Harlan" or any name including the name "Harlan"), patents, patent applications, licenses, trade secrets, technology, know-how, formula, designs and drawings, computer software, slogans, copyrights, processes, operating rights, other licenses and permits, and other similar intangible property and rights, if any; and

          1.1.8 all cash and investments, and all prepaid and deferred items of the Supplier, including, without limitation, prepaid rentals, insurance, taxes and unbilled charges and deposits.

The Option shall be exercisable at any time from and after the date hereof and on or before the later of (a) the expiration or termination date of that certain Lease Agreement dated August 27, 1996 between ENBC and Supplier ("Equipment Lease"), or (b) the expiration or termination date of the Approved Supplier Agreement ("Termination Date"), but only in the event Supplier: (x) fails to make any payment required to be made to ENBC under the Equipment Lease and does not correct such failure within thirty (30) days of the payment due date; or (y) is in default under any of the Working Capital Financing Documents (as defined in the Approved Supplier Agreement) or any other third party indebtedness and such default is not cured within (i) thirty (30) days after notice of default or (ii) the applicable grace period specified in a notice of default. The Option will be exercisable for ninety (90) days from the date on which it first arises. The Option will be exercisable with respect to any and every default meeting the requirements of this paragraph. For purposes hereof, the term "other third party indebtedness" shall not include indebtedness owed to Hal P. Harlan or trade payables of the Supplier incurred in the ordinary course of business.

     1.2 Exercise of the Option. In the event that ENBC elects to exercise the Option it shall give written notice of such exercise to Supplier in the manner provided herein for the giving of notice, which notice shall specify the consideration which ENBC elects to deliver upon the Closing (as hereinafter defined), which may consist of the Promissory Note (hereinafter defined), shares of common stock of ENBC ("ENBC Stock"), shares of common stock ("BCI Stock") of Boston Chicken, Inc. ("BCI"), cash, or any combination of the foregoing, having an aggregate value equal to the Supplier Value (as defined in Section 1.4), provided, however, that such consideration may consist of ENBC Stock or BCI Stock (the issuer of such stock being referred to herein as the "Issuer") only if (a) the average closing sales price per share of such stock of the Issuer as quoted on the NASDAQ National Market, as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined) (the "Share Price") is at least $10, and (b) the value of the Issuer (defined as the product of the Share Price and the total number of outstanding shares of such stock of the Issuer) is at least $300 million. In the event ENBC elects to deliver upon the Closing shares of ENBC Stock or shares of BCI Stock, such shares shall be registered under the Securities Act of 1933, as amended, and shall be accompanied by a written undertaking of ENBC to pay to the Supplier in cash the excess, if any, of the value of the shares so delivered , determined in the manner provided in Section 1.6 hereof, over the proceeds (net of commissions) from the sale of the shares, assuming all shares are sold in accordance with such reasonable conditions on the timing, daily volume and manner of sale as may be set forth in such undertaking. Such undertaking shall be assignable by the Supplier to its members to the extent any such shares are assigned to such members.

     1.3 Regulatory Compliance. Upon the exercise of the Option each of the parties shall promptly prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("Justice Department") any notification required to be filed with respect to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended, or any rules or regulations thereunder (the "HSR Act"). Each party represents and warrants to the other parties hereto that any such filing made by it shall be true and accurate in all material respects and shall conform to the requirements of the HSR Act. Each party shall promptly complete and file any required responses to requests by the FTC or the Justice Department for additional data and information. Each party shall also make available to the other parties hereto such information relative to its business, assets and property as may be required for the preparation of such notifications and reports.

     1.4 Purchase Price upon Exercise of the Option. The purchase price payable by ENBC upon the exercise of the Option shall consist of: (i) (a) ENBC Stock, BCI Stock, cash or any combination of the foregoing (determined in accordance with Section 1.2) having an aggregate value equal to the Supplier Value as of the Closing Date (as hereinafter defined) or (b) the Promissory Note and (ii) the assumption by ENBC of Supplier's accounts payable, accrued expenses, outstanding indebtedness for money borrowed and contractual obligations, except that ENBC shall not be obligated to assume any liability or obligation under the Excluded Contracts or any liability or obligation the existence of which constitutes a breach of any representation and warranty made by Supplier or the Members in this Agreement or incurred in violation of any covenants or agreements of Supplier made in this Agreement (such liabilities to be assumed by ENBC being herein referred to as the "Assumed Liabilities"). For this purpose, the "Supplier Value" as of the Closing Date shall be determined in the manner set forth in Exhibit A.

     1.5 Allocation of Purchase Price Among Option Assets. The purchase price for the Option Assets shall be allocated among each item or class of the Option Assets as determined by the parties. Supplier and ENBC agree that they will prepare and file their federal and any state or local income tax returns based on such allocation of the purchase price. Supplier and ENBC agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, and that any such notices of filings will be prepared based on such agreed allocation of the purchase price.

     1.6 Valuation of ENBC Stock or BCI Stock. ENBC Stock or BCI Stock delivered upon the Closing (as hereinafter defined) shall be deemed to have a value equal to the average closing sales price per share of such stock as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined).

     1.7 Closing of Option Exercise. The closing of the exercise of the Option shall take place at the offices of ENBC at 9:00 A.M., local time, on the fifth business day after the date of the notice of such exercise referred to in
Section 1.2, or, if later, the second business day after the satisfaction or waiver of all other conditions to the exercise of the Option provided for in Articles 5.0 and 6.0 hereof. Throughout this Agreement, such event is referred to as "Closing" and such date and time are referred to as "Closing Date".

     1.8 Procedure at the Closing. At the Closing: (i) Supplier shall execute and deliver to ENBC instruments of assignment in form and substance satisfactory to ENBC sufficient to convey to ENBC all right, title and interest of Supplier in and to the Option Assets, all necessary consents or approvals of third parties (including any governmental entities) to the transactions contemplated hereby, subscription agreements of Supplier and the Members satisfactory in form and substance to ENBC, in the event ENBC has elected to deliver ENBC Stock or BCI Stock at the Closing, and an opinion of Henderson, Daily, Withrow & DeVoe, or other counsel reasonably acceptable to ENBC, dated as of the Closing Date and in a form reasonably acceptable to ENBC, to the effect that: (A) Supplier is a limited liability company duly organized and validly existing under the laws of the State of Indiana with full power and authority to own or lease its properties, to carry on its business as it is being conducted and to convey the Option Assets to ENBC pursuant to this Agreement, (B) the sale of the Option Assets has been duly authorized by all necessary action of Supplier under Indiana law, its articles of incorporation and bylaws, (C) the sale of the Option Assets will not conflict with or violate any provision of the articles of organization or operating agreement of Supplier, conflict with or violate any order, judgment or decree known to such counsel applicable to Supplier or the Members or by which any of Supplier's properties are affected, or result in a breach of, or constitute a default (or any event which with notice or lapse of time would become a default) under, or give to others any rights of first refusal, termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the Option Assets pursuant to, any notice, bond, mortgage, indenture contract, agreement, lease or other instrument or obligation known to such counsel by which Supplier or any of the Members is bound or by which any of the Supplier's properties are affected, (D) the sale of the Option Assets will not, require any consent, approval, exemption, authorization or permit of, filing with or notification, or other action by, any court, administrative agency or governmental or regulatory authority, under any provision of Indiana or Federal law, except for such consents and approvals as shall have been obtained and filings which shall have been made, and (E) to such counsel's knowledge, there are no actions, suits, proceedings or governmental inquiries pending or threatened against Supplier or any of the Members seeking to prevent the consummation of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the Option Assets or the ability of Supplier and the Members to perform their obligations under this Agreement, and (ii) in the event ENBC has not elected to pay the purchase price by delivering cash, ENBC Stock or BCI Stock, ENBC shall deliver to Supplier a promissory note, in the form of Exhibit B attached hereto, in the principal amount of the purchase price (the "Promissory Note"), and (iii) ENBC shall deliver to Supplier an instrument of assumption in form and substance satisfactory to Supplier, assuming the Assumed Liabilities, and releases of any guarantees made by the Members in connection with the Assumed Liabilities, to the extent such releases may be obtained through ENBC's reasonable efforts (which the parties agree shall not require ENBC to expend money or provide security to the holder of any of the Assumed Liabilities). ENBC acknowledges that the legal opinion referred to above will be subject to review by Henderson, Daily's opinion committee prior to the time of issuance of such opinion so that such opinion is consistent with prevailing opinion letter practice at such time. The Promissory Note shall provide that the purchase price shall be payable to the Supplier on the six (6) month anniversary of the Closing Date unless the purchase price exceeds $1,000,000, in which event $1,000,000 will be payable to the Supplier on the six (6) month anniversary of the Closing Date with the balance of the purchase price payable in equal installments of principal, with interest, on each of the twelve (12), eighteen (18), and twenty-four (24) month anniversaries of the Closing Date. Interest shall be payable on the purchase price from and after the Closing Date.


Article 2.0  Representations and Warranties of Supplier and the Members

     In order to induce ENBC to enter into this Agreement and to consummate the transactions contemplated hereunder, Supplier and the Members jointly and severally make the following representations and warranties:

     2.1 Organization, Power and Authority of Supplier. Supplier is a limited liability company duly organized and validly existing under the laws of Indiana, and has full corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted and to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. Supplier is legally qualified to transact business, and is in good standing, in any jurisdictions in which its business or property is such as to require that it be thus qualified, except where the failure to be so qualified would not have a material adverse effect on its business, properties or financial condition.

     2.2 Due Authorization; Binding Agreement of Supplier and Members. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Supplier, including the approval of the Members of Supplier. This Agreement has been duly executed and delivered by Supplier and the Members and is a valid and binding obligation of Supplier and the Members, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Supplier or the Members nor the consummation of the transactions contemplated hereby will:
(i) conflict with or violate any provision of the articles of organization or operating agreement of Supplier or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Supplier or the Members or the assets and properties of Supplier or the Members; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Supplier or the Members or the assets and properties of Supplier or the Members. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Supplier or the Members and the consummation by it of the transactions contemplated hereby, except pursuant to the HSR Act.

     2.3 Ownership Interests in Supplier. All voting rights in Supplier are vested exclusively in its membership interests (the "Interests"), and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Interests of Supplier, except for the operating agreement among the Supplier and the Members (the "Operating Agreement"). Supplier has previously furnished to ENBC copies of Supplier's articles of organization and the Operating Agreement, and such copies are correct and complete in all respects. There are no outstanding warrants, options or rights of any kind to acquire from Supplier any interests or securities of any kind, and there are no pre-emptive rights with respect to the issuance or sale of interests of Supplier. Supplier has no obligation to acquire any of its issued and outstanding interests or any other security issued by it from any holder thereof, except pursuant to the Operating Agreement.

     2.4 Ownership of Interests by the Members. The Members are the lawful owners of all of the outstanding Interests of Supplier and have valid marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer, claims and equities of every kind, other than restrictions under federal and state securities laws. There are no outstanding warrants, options or rights of any kind to acquire from the Members any of the Interests.

     2.5 Title to Supplier's Assets. Supplier has good and marketable title to all of its assets and properties, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, and upon the Closing ENBC will acquire good and marketable title to the Option Assets, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature and description whatsoever, except for (i) security interests securing any indebtedness for money borrowed or other contractual obligations but only if such indebtedness or obligations are assumed by ENBC or (ii) such liens, mortgages, pledges, encumbrances or charges as shall have been approved by ENBC in writing.

     2.6 Accuracy of Information Furnished by Supplier and the Members. No representation, statement or information made or furnished by Supplier or the Members to ENBC, including without limitation those contained in this Agreement and the various schedules attached hereto, when taken as a whole, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

     2.7 Investment Bankers' and Brokers' Fees. Neither the Members nor Supplier have any obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

Article 3.0  Representations and Warranties of ENBC

     In order to induce Supplier and the Members to enter into this Agreement and to consummate the transactions contemplated hereunder, ENBC makes the following representations and warranties:

     3.1 Organization, Power and Authority of ENBC. ENBC is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted and to enter into this Agreement and to carry out the transactions and agreements contemplated hereby.

     3.2 Due Authorization; Binding Agreement of ENBC. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ENBC This Agreement has been duly executed and delivered by ENBC and is a valid and binding obligation of ENBC, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by ENBC nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of ENBC or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against ENBC, or its assets and properties; or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against ENBC, or its assets and properties. No permit, consent, approval of authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by ENBC and the consummation by it of the transactions contemplated hereby.

     3.3 Investment Bankers' and Brokers' Fees. ENBC has no obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

Article 4.0 Additional Covenants of Supplier and the Members Prior to the Termination Date

     4.1 Reasonable Best Efforts. Supplier and the Members will use reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Articles 5.0 and
6.0. Without limiting the generality of the foregoing Supplier and the Members will not, without ENBC's written consent, take any action that would result in a requirement that any third party consent or approval be obtained in connection with exercise of the Option.

     4.2 Conduct of Business. From and after the execution and delivery of this Agreement and until the earlier of the Closing Date or the Termination Date, except as otherwise provided by the prior written consent of ENBC:

          4.2.1 Supplier will use reasonable best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, and agents, and (iii) preserve its relationships with suppliers and others having dealings with Supplier;

          4.2.2 Supplier will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted; and

          4.2.3 Supplier will not (a) sell, lease, transfer or otherwise dispose of assets other than in the ordinary course of business, (b) redeem, purchase or otherwise acquire from any of its Members all or any part of their equity interest in the Supplier or pay any dividends or make any other distributions or payments to such Members, or persons or entities related to them, except for (i) distributions to the members to permit payment by them of income taxes on income of Supplier allocated to them, which shall be based on a tax rate equal to the highest effective combined statutory rate of federal and state income tax (giving effect to the deductibility of state income taxes for federal income tax purposes) imposed on taxable income of an individual residing in the State of Indiana, and (ii) other cash distributions and compensation payments that are permitted to be made by the Financing Documents (as defined in the Approved Supplier Agreement), (c) incur indebtedness other than the indebtedness provided for in the Financing Documents (as defined in the Approved Supplier Agreement), (d) incur any material obligations or liabilities (other than its obligations under this Agreement and the Approved Supplier Agreement), or enter into any material transaction (other than transactions contemplated by this Agreement or the Approved Supplier Agreement) other than in the ordinary course of business, (e) merge or consolidate with any other entity, effect any change in its capital structure, make any investment in any other entity, liquidate or dissolve,
     (f) amend its articles of organization or the Operating Agreement, (g) enter into any transaction with any affiliate except on terms at least as favorable as those that could be obtained from an unrelated third party or
     (h) agree to do any of the foregoing.

     4.3 Access to Supplier's Properties and Records. From and after the execution and delivery of this Agreement and until the earlier of the Closing Date or the Termination Date, Supplier will afford to the representatives of ENBC access, during normal business hours and upon reasonable notice, to Supplier's premises and books and records sufficient to enable ENBC to inspect the assets and properties of Supplier and to determine the Supplier Value (as defined in Exhibit A hereof), and Supplier will furnish to such representatives during such period all such information relating to the foregoing investigation as ENBC may reasonably request; provided, however, that any furnishing of such information to ENBC and any investigation by ENBC shall not affect the right of ENBC to rely on the representations and warranties made by Supplier and the Members in or pursuant to this Agreement, and provided further, that ENBC shall maintain the confidentiality of any information so furnished to it in accordance with the provisions of Article 12.0 of the Approved Supplier Agreement. Without limiting the generality of the foregoing, Supplier shall furnish to ENBC within five (5) business days after the Option is first exercisable, a statement setting forth the Supplier Value (as defined in Exhibit A hereof) determined as of the applicable date under Exhibit A, which statement shall be prepared in accordance with Exhibit A and shall set forth with specificity the calculation of Supplier Value.

     4.4 Notice of Material Developments. From and after the execution and delivery of this Agreement and until the earlier of the Closing Date or the Termination Date, Supplier will give prompt written notice to ENBC of any material development affecting the assets, properties, business, business prospects, financial condition or results of operations of Supplier, including without limitation any development which results in the inaccuracy of any of the representations and warranties of Supplier and the Members made herein.

     4.5 No Disclosure. Without the prior written consent of ENBC, neither Supplier nor any of the Members will, prior to the earlier of the Closing Date or the Termination Date, disclose the existence of or any term or condition of this Agreement to any person or entity except that such disclosure may be made
(i) to any lender or financing source of Supplier or any person in a business relationship with Supplier to whom such disclosure is necessary in order to satisfy any of the conditions or obligations which are set forth in this Agreement, and (ii) to the extent Supplier believes in good faith that such disclosure is required by law (in which case Supplier will consult with ENBC prior to making such disclosure).

     4.6 No Other Discussions; Retention of Interests. Neither the Members nor Supplier will, prior to the earlier of the Closing Date or the Termination Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale or exchange of all or any part of the assets of or interests in Supplier to, or the merger or consolidation of Supplier with, any person other than ENBC The Members will not, prior to the earlier of the Closing Date or the Termination Date, sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Interests owned by them, except for Exempt Transactions permitted by the Operating Agreement.

Article 5.0  Conditions to ENBC' Obligation to Close the Option Exercise.

     The obligation of ENBC to purchase the assets of Supplier upon the exercise of the Option shall be subject to the fulfillment or waiver by ENBC at or prior to the Closing Date of each of the following conditions:

     5.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Supplier and the Members contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Supplier and the Members shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Members shall have delivered to ENBC a certificate, dated as of the Closing Date and signed by each of the Members, certifying that such representations and warranties are thus true and correct in all material respects and that all such obligations have been thus performed and complied with.

     5.2 HSR Act Waiting Period. Any waiting period imposed by the HSR Act with respect to the exercise of the Option shall have expired or been terminated.

     5.3 Receipt of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, shall have been obtained and shown by written evidence satisfactory to ENBC.

     5.4 No Adverse Litigation. There shall not be any pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the purchase of the assets of Supplier or any other transaction contemplated hereby, and no injunction or other order prohibiting the purchase of the Option Assets or any other transaction contemplated hereby shall have been entered by any court or other governmental body.

     5.5 No Material Adverse Change. Since the date of the exercise of the Option, there shall have been no changes in the business or properties of Supplier, or in its financial condition, other than changes which in the aggregate shall not have had a material adverse effect.

     5.6 Delivery of Information. Supplier shall have delivered to ENBC any information required to have been delivered to ENBC pursuant to Section 4.3 hereof.

Article 6.0  Conditions to the Supplier's Obligation to Close the Option
             Exercise

     The obligation of Supplier to sell the assets of Supplier upon the exercise of the Option shall be subject to the fulfillment or waiver by Supplier at or prior to the Closing Date of each of the following conditions:

     6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of ENBC contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. ENBC shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. ENBC shall have delivered to Supplier a certificate, dated as of the Closing Date and signed by ENBC, certifying that such representations and warranties are thus true and correct in all material respects and that all such obligations have been thus performed and complied with.

     6.2 HSR Act Waiting Period. Any waiting period imposed by the HSR Act with respect to the exercise of the Option shall have expired or been terminated.

     6.3 Receipt of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby, shall have been obtained and shown by written evidence satisfactory to Supplier.

     6.4 No Adverse Litigation. There shall not be any pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the assets of Supplier or any other transaction contemplated hereby, and no injunction or other order prohibiting the purchase of the Option Assets or any other transaction contemplated hereby shall have been entered by any court or other governmental body.

Article 7.0  Certain Additional Covenants

     7.1 Execution of Further Documents. From and after the Closing, upon the reasonable request of ENBC, Supplier and the Members shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in ENBC the Option Assets and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

     7.2 Cooperation of Supplier and the Members. Each of the Members acknowledges and agrees that ENBC may have need of information concerning Supplier and the Members in order to comply with applicable securities laws and regulations in connection with future public and private debt and equity offerings by ENBC ("Offerings"). The Members jointly and severally agree that they will cooperate with ENBC in connection with any Offerings and that they will, at ENBC's expense: (i) furnish ENBC with such information concerning Supplier and the Members as ENBC may reasonably require to comply with applicable securities laws and regulations (the "Company Information"); (ii) use diligent efforts to review, comment on, and otherwise assist ENBC as reasonably necessary for the preparation of, descriptions concerning Supplier and the Members to be used in connection with Offerings; and (iii) represent and warrant to ENBC in connection with any Offerings that Company Information will not contain any untrue statement of a material fact or omit any material fact necessary to make the information contained therein not misleading.

     7.3 Subsequent Audited Financial Statements. Each of the Members covenants and agrees with ENBC that if ENBC shall determine that audited financial statements of ENBC or Supplier for the periods prior to the Closing are necessary or advisable in connection with an initial public offering, another transaction or offering, or otherwise, each shall cooperate fully with ENBC's accountants in the preparation of such audited financial statements, at ENBC's expense, and each shall make such reasonable representations and warranties to the applicable certified public accountants as are customary in connection with the preparation of audited financial statements.

     7.4  Confidential Information.

          7.4.1 The Members may possess certain confidential and proprietary information and trade secrets including, but not limited to, information, methods, techniques, procedures and knowledge developed by or for Supplier respecting the business of Supplier (the "Confidential Information"). Each of the Members acknowledges and agrees that neither such Shareholder nor any other person or entity has acquired by or through such Members any interest in or right to use the Confidential Information other than the right to utilize it in the operation of the businesses of Supplier and ENBC, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with Supplier and ENBC. Notwithstanding the foregoing, however, ENBC acknowledges that the Members are actively involved as Members, officers and directors of Harlan Bakeries, Inc. and that certain Confidential Information may be shared with Harlan Bakeries, Inc. The foregoing is not intended to prevent Harlan Bakeries from using such Confidential Information in its business generally, but Confidential Information relating specifically to ENBC or its Formulations, Specifications and Procedures (as defined in the Approved Supplier Agreement) may not be used by Harlan Bakeries except to the extent such use is solely for the benefit of ENBC.

          7.4.2 Subject to Section 7.4.1 hereof, each of the Members acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of Supplier, is proprietary, and includes trade secrets of Supplier and that such Member: (i) will not use the Confidential Information in any other business or capacity; (ii) will maintain the absolute secrecy and confidentiality of the Confidential Information; and (iii) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

          7.4.3 Notwithstanding the foregoing, the obligations of the Members specified above shall not apply to any Confidential Information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of any of the Members, their agents or any person or entity which has received such Confidential Information from or through any of the Members, (ii) is approved for release by written authorization of an officer of ENBC, (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to ENBC to seek a protective order therefor, the imposition of which protective order the Members agree to approve and support, or (iv) in the written opinion of the disclosing Member's counsel, is necessary to be made by such Member in order that the Member not violate any law, rule or regulation applicable to him.

     7.5  Remedies; Waiver.

          7.5.1 Each of the Members agrees that the provisions and restrictions set forth above in Section 7.4 are necessary to protect ENBC and its successors and assigns in the protection of the Option Assets ENBC is entitled to acquire pursuant to this Agreement. Each of the Members agrees that damages cannot compensate ENBC in the event of a violation of the covenants contained in Section 7.4 hereof, and that injunctive relief shall be essential for the protection of ENBC and its successors and assigns. Accordingly, each of the Members agrees and consents that, in the event he shall violate or breach any of said covenants ENBC shall be entitled to obtain (and he hereby consents to) such injunctive relief against such Shareholder, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by ENBC of any right or remedy hereunder shall not preclude the exercise or enforcement by ENBC of any other right or remedy hereunder or which ENBC has the right to enforce under applicable law.

          7.5.2 Failure by any party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     7.6 Employment by ENBC of Supplier's Employees. Supplier shall use its reasonable best efforts to aid ENBC in engaging such of its employees as are employed on the Closing Date, if any, whom ENBC desires to engage after the Closing Date, and except with the written consent of ENBC, neither Supplier nor any Affiliate (as hereinafter defined) of Supplier shall employ, for a period of one year after the Closing Date, any person employed by Supplier at or at any time within six months prior to the Closing Date unless such person was either not offered employment by ENBC or was terminated by ENBC. As used in this Agreement, the term "Affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and the term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

     7.7 No Obligation of ENBC to Employ. ENBC shall have no obligation to employ any of the persons employed by Supplier at the time of the Closing, if any, or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of Supplier.

Article 8.0  Indemnification

     8.1 Agreement by Supplier and the Members to Indemnify. Subject to the qualifications and limitations set forth in this Section 8.1, Supplier and the Members jointly and severally agree that from and after the Closing, if any, they will indemnify and hold ENBC harmless in respect of the aggregate of all ENBC Indemnifiable Damages (as hereinafter defined). For this purpose, ENBC Indemnifiable Damages shall mean the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by ENBC (or any successor to all or any part of the assets or business of Supplier) (i) resulting from any inaccurate representation or warranty made by Supplier and the Members in or pursuant to this Agreement, (ii) resulting from any default in the performance of any of the covenants or agreements made by Supplier or the Members in this Agreement, or
(iii) resulting from the failure of Supplier to pay, discharge or perform any liability or obligation that is not required to be assumed by ENBC hereunder ("Excluded Liabilities"). Without limiting the generality of the foregoing, with respect to the measurement of ENBC Indemnifiable Damages, ENBC shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of Supplier and the Members been true and correct, had each of the covenants and agreements of Supplier and the Members been performed in full and had each of the Excluded Liabilities been paid or performed in full. The foregoing obligation to indemnify ENBC shall be subject to each of the following principles or qualifications:

          8.1.1 Each of the representations and warranties made by the Supplier and the Members in this Agreement or pursuant hereto, shall survive for a period of eighteen (18) months after the exercise of the Option and thereafter all such representations and warranties shall be extinguished, provided, however, that the representations and warranties made in Sections 2.1, 2.2, 2.3, 2.4 and 2.7 hereof shall in each case survive forever. No claim for the recovery of ENBC Indemnifiable Damages based upon the inaccuracy of such representations and warranties may be asserted by ENBC after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period (whether or not the amount of any such claim has become ascertainable within such period) shall not thereafter be barred.

          8.1.2 The Supplier and the Members shall be liable for any claim for ENBC Indemnifiable Damages arising out of any inaccuracy of any representation or warranty only to the extent the aggregate amount of all such ENBC Indemnifiable Damages do exceed $25,000.

          8.1.3 The liability of the Supplier and the Members for claims for all ENBC Indemnifiable Damages arising out of inaccuracies of representations and warranties of the Supplier and the Members shall in no event exceed the amount of the purchase price payable under Section 1.4.

     8.2 Agreement by ENBC to Indemnify. ENBC agrees that from and after the Closing, if any, it will indemnify and hold Supplier and the Members harmless in respect of the aggregate of all Supplier Indemnifiable Damages (as hereinafter defined). For this purpose, Supplier Indemnifiable Damages shall mean the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by Supplier or the Members (i) resulting from any inaccurate representation or warranty made by ENBC in or pursuant to this Agreement, (ii) resulting from any default in the performance of any of the covenants or agreements made by ENBC in this Agreement, (iii) resulting from the failure of

ENBC to discharge any Assumed Liabilities (including any Assumed Liabilities that may have been guaranteed by one or more of the Members) after Closing or
(iv) resulting from the operation of the business utilizing the Option Assets by ENBC after Closing (except to the extent arising from any inaccurate representation or warranty made by the Supplier and the Members herein). Without limiting the generality of the foregoing, with respect to the measurement of Supplier Indemnifiable Damages, Supplier and the Members shall each have the right to be put in the same financial position as they would have been in had each of the representations and warranties of ENBC been true and correct, had each of the covenants and agreements of ENBC been performed in full and had each of the Assumed Liabilities been paid or performed in full.

     8.3 Tax Effect of Damages and Indemnity Payments. In determining the amount of ENBC Indemnifiable Damages payable under Section 8.1 and Supplier Indemnifiable Damages payable under Section 8.2, there shall be taken into account both tax benefits, if any, arising from the incurrence of damages and tax detriments, if any, arising from the receipt of payments hereunder.

     8.4 Legal Proceedings. In the event Supplier, the Members or ENBC become involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other parties in writing of such proceeding. The other parties may, at their option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If any party elects to defend any proceeding, such party shall have full control over the conduct of such proceeding, although the party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, such approval not to be withheld unreasonably by the party being indemnified; provided, that, in the event the indemnifying party shall fail to initiate a defense of a claim within twenty days of the notice to the indemnified party of a claim, the indemnified party shall have the option to conduct the defense of such claim as it may in its discretion deem proper. The party being indemnified shall reasonably cooperate with the indemnifying party in such proceeding.

Article 9.0  Miscellaneous

     9.1 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     9.2 Payment of Expenses. Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses.

     9.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     9.4 Entire Agreement. This instrument and the exhibits attached hereto contain the entire agreement of the parties hereto with respect to the option to purchase the Option Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto.

     9.5 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     9.6 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     9.7 Notices. Any notice, request, information or other document to be given hereunder shall be in writing. Any notice, request, information or other document shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

     If to Supplier addressed as follows:

          Harlan Bakeries, Inc.
          7597 East U.S. Highway 36
          Avon, Indiana 46168-7971
          Attention: Hugh P. Harlan

     with a copy to such party at the following address:

          Harlan Sprague Dawley, Inc.
          P.O. Box 29176
          Indianapolis, Indiana 46229
          Attention: Hal P. Harlan

     with a copy to:

          Henderson, Daily, Withrow & DeVoe
          2600 One Indiana Square
          Indianapolis, Indiana 46204
          Attention: Roberts E. Inveiss, Esq.

     If to ENBC, addressed as follows:

          Einstein/Noah Bagel Corp.
          14123 Denver West Parkway
          P.O. Box 4086
          Golden, Colorado 80401
          Attention: Senior Vice President-Supply Chain with a copy to:

          Einstein/Noah Bagel Corp.
          14123 Denver West Parkway
          P. O. Box 4086
          Golden, Colorado 80401
          Attention: General Counsel

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, facsimile transmission, telex or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly therein.

     9.9 Publicity. No press release or other public announcement related to this Agreement or the transactions contemplated hereby (or the existence of any discussions or negotiations among the parties regarding any other possible transactions) will be issued, and no disclosure of this Agreement or the terms hereof will be made, by Supplier or any of the Members without the prior approval of ENBC. ENBC agrees to use reasonable best efforts to consult with Supplier prior to issuing any press release or public or trade announcement or statement relating to this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                           EINSTEIN/NOAH BAGEL CORP.



                           By       /s/ Mike Shepherd
                               ---------------------------
                                  Senior Vice President


                           HARLAN BAGEL SUPPLY COMPANY, LLC


                           By  /s/ Hugh P. Harlan, President
                               -----------------------------


                                    /s/ Hal P. Harlan
                               -----------------------------
                                      Hal P. Harlan


                                   /s/ Hugh P. Harlan
                               -----------------------------
                                      Hugh P. Harlan


                                   /s/ Doug H. Harlan
                               -----------------------------
                                      Doug H. Harlan

                                                Exhibits
                                                --------

     Exhibit A                        Determination of Supplier Value

     Exhibit B                        Promissory Note

                                                                       EXHIBIT A
                                                                       ---------

                                 SUPPLIER VALUE
                                 --------------



     "Supplier Value" as of the Closing Date shall be the net asset value of the Supplier determined in accordance with generally accepted accounting principles. "Net asset value" shall mean the net book value of the Supplier's assets.

                       EXHIBIT B TO THE OPTION AGREEMENT

            THIS PROMISSORY NOTE IS NON-NEGOTIABLE, NON-ASSIGNABLE
                             AND NON-TRANSFERABLE



                                PROMISSORY NOTE


$______________                                              __________, _______


     FOR VALUE RECEIVED, Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), promises to pay to Harlan Bagel Supply Company, LLC ("HBSC"), at such place as HBSC may from time to time designate in writing, ________________________________ DOLLARS ($______________); and to pay interest on the unpaid principal balance hereof from time to time outstanding, at the per annum rate equal to the Interest Rate until the indebtedness evidenced hereby is paid in full, and at the Interest Rate plus two percent (2%) in respect of any principal amount not paid when due, for the period from the date such principal is due until such unpaid amount has been paid in full (whether before or after judgment). The term "Interest Rate" shall mean the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time-to-time as its "reference rate" in effect at its principal office in Chicago, Illinois. The Interest Rate shall be adjusted from time-to-time on the same day on which the Bank adjusts its reference rate.

     Principal and interest on this Note shall be payable as follows: Principal of $___________ shall be payable on _________________ (being the Six Month Anniversary Date). One-third (1/3) of the remaining outstanding principal amount of this Note together with all accrued but unpaid interest thereon shall be due and payable on each of _______________ (being the twelve month anniversary of the date hereof), ____________________ (being the eighteen month anniversary of the date hereof), and __________ (being the twenty-four month anniversary of the date hereof).

     Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     All or any part of the principal amount of this Note and any accrued interest due on any of the respective payment dates or otherwise may be paid at the Company's option in lawful money of the United States of America in immediately available funds, shares of common stock of the Company (the "ENBC Stock"), shares of common stock of Boston Chicken, Inc. ("BCI Stock") (the issuer of ENBC Stock or BCI Stock being referred to herein as the "Issuer") or any combination of the foregoing, provided that with respect to ENBC Stock and BCI Stock, same shall be valued at the average of the closing sales prices per share of the Common Stock quoted on the Nasdaq National Market, as reported in the Wall Street Journal (Western Edition), for the five (5) trading days immediately prior to the second business day before the respective date of payment (the "Average Price"). The Company may make a payment hereunder with ENBC Stock or BCI Stock only if (a) the Average Price per share of such stock of the Issuer as quoted on the NASDAQ National Market, as quoted on such other market or exchange on which such shares are traded is at least $10, and (b) the value of the Issuer (defined as the product of the Share Price and the total number of outstanding shares of such stock of the Issuer) is at least $300 million. In the event ENBC elects to deliver shares of ENBC Stock or shares of BCI Stock, such shares shall be registered under the Securities Act of 1933, as amended, and shall be accompanied by a written undertaking of ENBC to pay to HBSC in cash the excess, if any, of the value of the shares so delivered over the proceeds (net of commissions) from the sale of the shares, assuming all shares are sold in accordance with such reasonable conditions on the timing, daily volume and manner of sale as may be set forth in such undertaking. Such undertaking shall be assignable by HBSC to its members to the extent any such shares are assigned to such members.

     This Note may be prepaid at any time without premium or penalty. All payments made hereunder shall be applied first to interest and then to outstanding principal.

     If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

     Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

     If the Company fails to make any payment hereunder when due and such failure continues for a period of ten (10) days, then this Note shall become immediately due and payable, without notice, at HBSC's option. If this Note is not paid at maturity, whether by acceleration or otherwise, HBSC shall have all of the rights and remedies provided by law or in equity.

     If this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to HBSC, HBSC's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     Any provision herein or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, HBSC shall in no event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that HBSC shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or any and all other papers, agreements, or commitments, indicate a different right given to HBSC to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that HBSC ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and HBSC shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.


                                       EINSTEIN/NOAH BAGEL CORP., a
                                       Delaware corporation



                                       By:___________________________
                                       Its:__________________________

                                                                       Exhibit E
                                                                       ---------

                               Form of Statement
                                       of
                            Independent Accountants
                            -----------------------


Board of Directors
Einstein/Noah Bagel Corp.

Ladies and Gentlemen:

      At your request, we have performed certain agreed upon procedures, as enumerated below, with respect to the Statements of Materials Cost of Harlan Bagel Supply Company, LLC, for each of the Quarterly Periods in the year ended December 31, 19__. These procedures, which were specified by the Board of Directors of Einstein/Noah Bagel Corp., and the Board of Managers of Harlan Bagel Supply Company, LLC were performed solely to meet the requirements of the Project and Approved Supplier Agreement among Einstein/Noah Bagel Corp., Harlan Bagel Supply Company, LLC, and Harlan Bakeries, Inc., Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan (the "Approved Supplier Agreement"). It is understood that this report is solely for your information and should not be used by those who did not participate in determining the procedures.

     a. We have compared the costs as reported in the Statements of Materials Cost to the costs and expenses as reflected in the general ledger of Harlan Bagel Supply Company, LLC, and reconciled any material differences.

     b. We have compared the Statements of Materials Cost to the listing of costs as per Exhibit A of the referenced Approved Supplier Agreement and noted any material addition of cost categories.

     c. We have compared the total reported number of bagels produced with the Production Log and reconciled any material differences.

     d. We have tested the Statements of Materials Cost for mathematical accuracy.

     Because the procedures described above do not constitute an examination of financial statements in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, we do not express an opinion on whether the financial statement is presented in conformity with AICPA guidelines.

     In connection with the procedures referred to above, no matters came to our attention that caused us to believe that the Statements of Materials Cost were not reflective of the general ledger, that cost categories were included that were not reflected in Exhibit A of the Approved Supplier Agreement, that the number of bagels reported was materially different than those shown on the Production Log or that any of the Statements of Materials Cost is mathematically inaccurate. Had we performed additional procedures or had we made an examination in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, matters might have come to our attention that would have been reported to you. We have no responsibility to update this report for events and circumstances occurring after the date of this report.

                                                                       Exhibit F
                                                                       ---------


                        Second Bagel Line Capital Budget
                        --------------------------------

                                  SCHEDULE A
                         EQUIPMENT NEEDED FOR 2ND LINE

                                 July 9, 1997

                                                                             DEL OF
                                                                            EQUIPMENT    INSTALLATION   $$$ AMOUNT     EQUIP.
                                                          SUPPLIER          LEAD TIME        TIME        EQUIPMENT      QTY.
A)  DRY INGREDIENT WAREHOUSE
A1)   Metal room to seal Trash Compactor to building      SNODGRASS         3  WEEKS         2 DAYS      $2,225.00         1
A2)   Pour curbs in compactor room                        SQUEEKE           2  WEEKS         2 DAYS      $  450.00         1

      SUB TOTAL                                                                                                            2

B)  LAB
B1)   Storage Cabinet - To retain flour samples.          ASSOCIATED        6  WEEKS         1 DAY       $  474.85         1
B2)   Upright Freezer                                     ZOLL BROTHERS     4  WEEKS         1 DAY       $1,450.00         1

    SUB TOTAL                                                                                                              2

C)  PRE-MIX ROOM
C1)   Ingredient containers (6)                           ZOLL/ZESCO        4  WEEKS         N/A         $  144.00         6
C2)   Scoops for Ingredient Containers (7)                ZOLL/ZESCO        4  WEEKS         N/A         $    6.25         7
C3)   Racks for dry pre-mix containers (3)
       (66" w x 24"x d 78" h)                             ZOLL/ZESCO        4  WEEKS         N/A         $  378.00         3
C4)   Pre-Mix Containers with Lids (100)                  ZOLL/ZESCO        4  WEEKS         N/A         $   25.00       100
C5)   Scale                                               INDPLS SCALE CO.  4  WEEKS         N/A         $1,595.00         1
C6)   24 volt battery (for lift to load mixer platform)   ASSOCIATED        6  WEEKS         N/A         $1,670.00         1
C7)   Rollers to change 24 volt battery                   CONCEPT           6  WEEKS         N/A         $  460.00         1
C8)   Multi-Purpose Respirators (2)                       GRAINGER          1  WEEK          N/A         $   25.00         2

      SUB TOTAL                                                                                                          121

D) FLOUR SYSTEM
D1)   Scale Hoppers, indicator panel, PLC modifications   CAMCO             12 WEEKS         3 WEEKS    $36,810.00         1
D2)   Aeration on flour bin (1) (Test one silo)           CAMCO             12 WEEKS         3 WEEKS    $10,930.00         1
D3)   Aeration on 4 flour bins                            CAMCO             12 WEEKS         3 WEEKS    $ 5,000.00         4
D4)   Flour Sock for mixer vent and hoppers               FABRICRAFT        1  WEEK          1 DAY      $    12.00        10
D5)   Mechanical installation                             TERENST           2  WEEKS         8 DAYS     $     0.00         1
D6)   Air Exhaust/Supply Fans                             CALL EDWARDS      2  WEEKS         8 DAYS     $ 8,000.00         1

      SUB TOTAL                                                                                                           18



                                                          $$$ AMOUNT       TOTAL
                                                         INSTALLATION   FREIGHT $$$   PROVISIONS   TOTAL $$$
A)  DRY INGREDIENT WAREHOUSE
A1)   Metal room to seal Trash Compactor to building      $   838.00     $     0.00               $  2,863.00
A2)   Pour curbs in compactor room                        $       00     $     0.00               $    450.00

      SUB TOTAL                                           $   838.00     $     0.00   $     0.00  $  3,313.00
B)  LAB
B1)   Storage Cabinet - To retain flour samples.          $     0.00     $     0.00               $    474.85
B2)   Upright Freezer                                     $     0.00     $     0.00               $  1,450.00

    SUB TOTAL                                             $     0.00     $     0.00   $     0.00  $  1,924.85

C)  PRE-MIX ROOM
C1)   Ingredient containers (6)                           $     0.00     $    15.00               $    879.00
C2)   Scoops for Ingredient Containers (7)                $     0.00     $     5.00               $     48.75
C3)   Racks for dry pre-mix containers (3)
       (66" w x 24" d x 78" h)                            $     0.00     $    40.00               $  1,174.00
C4)   Pre-Mix Containers with Lids (100)                  $     0.00     $    15.00               $  2,515.00
C5)   Scale                                               $     0.00     $    15.00               $  1,610.00
C6)   24 volt battery (for lift to load mixer platform)   $     0.00     $   225.00               $  1,895.00
C7)   Rollers to change 24 volt battery                   $     0.00     $    50.00               $    510.00
C8)   Multi-Purpose Respirators (2)                       $     0.00     $     8.00               $     58.00

      SUB TOTAL                                           $     0.00     $   373.00   $     0.00  $  8,689.75

D) FLOUR SYSTEM
D1)   Scale Hoppers, indicator panel, PLC modifications   $     0.00     $   750.00               $ 37,560.00
D2)   Aeration on flour bin (1) (Test one silo)           $     0.00     $     0.00               $ 10,930.00
D3)   Aeration on 4 flour bins                            $     0.00     $     0.00   $15,000.00  $ 35,000.00
D4)   Flour Sock for mixer vent and hoppers               $     0.00     $     0.00               $    120.00
D5)   Mechanical installation                             $15,000.00     $     0.00               $ 15,000.00
D6)   Air Exhaust/Supply Fans                             $     0.00     $     0.00               $  8,000.00

      SUB TOTAL                                           $15,000.00     $   750.00   $15,000.00  $106,610.00

Equipment needed for 2nd line -- Page 1 of 5

SCHEDULE A
EQUIPMENT NEEDED FOR 2ND LINE                                            DEL. OF EQUIPMENT  INSTALLATION     $$$ AMOUNT      EQUIP.
  July 9, 1997                                   SUPPLIER                    LEAD TIME          TIME          EQUIPMENT       QTY.
E) DOUGH ROOM
E1)  Temporary wall to divide Dough Room         HARLAN                  2 DAYS             2 DAYS            $1,864.00           1
E2)  Mixer Platform                              SNODGRASS               3 WEEKS            1 DAY            $15,114.00           1
E3)  Infeed chute on back of mixer               SNODGRASS               3 WEEKS            1 DAY             $2,514.00           1
E4)  Water Meter                                 WR FREW                 6 WEEKS            3 DAYS            $2,250.00           1
E5)  Brackets for water/sugar/flour meters       SNODGRASS               6 WEEKS            2 DAYS              $550.00           1
E6)  Ports on mixer for liquid sugar infeed
       (existing mixers) (2)                     ETMW/SNODGRASS          1 DAY              1 DAY               $825.00           2
E7)  ETMW Mixers (2)                             ETMW                    IN STORAGE         2 DAYS          $161,000.00           2
E8)  Riggers to set equipment (Mixers, Trough
       lifts)                                    UNDERWOOD               2 WEEKS            3 DAYS            $1,630.00           1
E9)  ETMW - Sugar ports                          ETMW                    2 WEEKS            1 DAY               $325.00           2
E10) Epoxy coating on floor in front of mixers
       over to Trough lifters                    ENG. FLOORING, INC.     3 WEEKS            3 DAYS            $4,320.00           1
E11) Glycol lines for mixer jackets (6)
       (Flex pipe only)                          DUNHAM RUBBER           3 WEEKS            1 DAY               $333.33           6
E12) ETMW Dough Troughs (2)                      ETMW                    16-20 WEEKS        N/A               $3,150.00           2
E13) Oil system for Dough Troughs (Additional
       piping and sprayer nozzles)               HARLAN                  3 WEEKS            2 DAYS              $207.00           1
E14) ETMW Dough Trough Lifts (2)                 ETMW                    16-20 WEEKS        2 DAYS           $31,500.00           2
E15) Winkler System                              WINKLER                 14 WEEKS           2 WEEKS       $1,243,064.00           1
E16) Pour concrete pad for Winkler control
       panel                                     SQUEEKE                 2 WEEKS            2 DAYS              $550.00           1
E17) Thompson Bagel Former (8)                   THOMPSON                IN STORAGE         2 DAYS          $239,000.00           1
E18) Thompson Bagel Formers (Spare Parts)        THOMPSON                2 WEEKS            N/A               $7,754.00           1
E19) Walk over to cross conveyor going into
       spiral proofer                            SNODGRASS               4 WEEKS            1 DAY             $3,119.00           1
E20) Pipe Ballard to protect yeast cooler wall   CAP. DRILLING/SQUEEK    2 WEEKS            2 DAYS              $350.00           1
E21) Hand sink by mixers                         EDWARDS                 4 WEEKS            2 DAYS              $520.00           1
E22) Rubbermaid Containers
              1) 32 Gallon (white) (24)          ZOLL/ZESCO              4 WEEKS            N/A                  $48.00          24
              2) 32 Gallon (red)   (12)          ZOLL/ZESCO              4 WEEKS            N/A                  $48.00          12
              3) 32 Gallon (yellow) (4)          ZOLL/ZESCO              4 WEEKS            N/A                  $48.00           4
E23) Temperature probes for Dough temperature    GEORGE BOOTH            3 WEEKS            1 DAY               $850.00           1
E24) Scale divider to check weights (Weigh
       Tronix) - tie into computer               INDPLS. SCALE CO.       4 WEEKS            N/A               $1,095.00           1
E25) Stainless steel table for scale
       (30" x 60")                               ZOLL/ZESCO              6 WEEKS            N/A                 $107.00           1
E26) Tables/Carts to clean divider parts (4)
       (Rubbermaid)                              ZOLL/ZESCO              6 WEEKS            N/A                 $562.00           4
E27) Electrical Installation                     ETS                     2 WEEKS            3 WEEKS               $0.00           1
E28) Mechanical Installation                     GREINER                 2 WEEKS            3 WEEKS               $0.00           1
E29) Laptop Computer / Allen-Bradley
       Controller & S/W                          COMP USA / ALLEN-BRAD   2 WEEKS            1 DAY             $2,500.00           1
E30) Locking device to secure Trough to
       Mixers (4)                                ETMW                    6 WEEKS            2 DAYS              $500.00           4

     SUB TOTAL                                                                                                                   85

F) SPIRAL FINAL PROOFER
F1)  Platform between proofer/cooler             SNODGRASS               5 WEEKS            3 DAYS           $8,737.00            1
F2)  Add ladder to access back side              SNODGRASS               4 WEEKS            2 HOURS          $1,250.00            1
F3)  Belt                                        ASHWORTH/NORTHFIELD     10 WEEKS           2 DAYS          $69,650.00            1
F4)  Install belt washer and dryer               NORTHFIELD              2 DAYS             1 DAY                $0.00            1
F5)  Install steam unit                          EDWARDS                 2 DAYS             3 DAYS               $0.00            1
F6)  Take up motor for slack loop                NORTHFIELD              2 WEEKS            1 DAY              $500.00            1
F7)  Transfer belt from proofer to cooler        NORTHFIELD              4 WEEKS            1 WEEK          $42,000.00            1
F8)  Automatic belt oil system                   NORTHFIELD              4 WEEKS            2 HOURS            $500.00            1
F9)  Electrical Installation                     ETS                     2 WEEKS            2 WEEKS              $0.00            1
F10) Proofer Exhaust Fan Guard                   SNODGRASS               2 WEEKS            1 DAY              $348.00            1

     SUB TOTAL                                                                                                                   10

                                                                          $$$ AMOUNT           TOTAL                      TOTAL
                                                 SUPPLIER                INSTALLATION       FREIGHT $$$   PROVISIONS       $$$
E) DOUGH ROOM
E1)  Temporary wall to divide Dough Room         HARLAN                         $0.00             $0.00                   $1,864.00
E2)  Mixer Platform                              SNODGRASS                    $986.00             $0.00                  $16,100.00
E3)  Infeed chute on back of mixer               SNODGRASS                    $344.00             $0.00                   $2,858.00
E4)  Water Meter                                 WR FREW                        $0.00            $25.00                   $2,275.00
E5)  Brackets for water/sugar/flour meters       SNODGRASS                      $0.00             $0.00                     $550.00
E6)  Ports on mixer for liquid sugar infeed
       (existing mixers) (2)                     ETMW/SNODGRASS                 $0.00             $0.00                   $1,650.00
E7)  ETMW Mixers (2)                             ETMW                           $0.00         $4,000.00                 $326,000.00
E8)  Riggers to set equipment (Mixers, Trough
       lifts)                                    UNDERWOOD                      $0.00             $0.00                   $1,630.00
E9)  ETMW - Sugar ports                          ETMW                           $0.00             $0.00                     $650.00
E10) Epoxy coating on floor in front of mixers
       over to Trough lifters                    ENG. FLOORING, INC.            $0.00             $0.00                   $4,320.00
E11) Glycol lines for mixer jackets (6)
       (Flex pipe only)                          DUNHAM RUBBER                  $0.00             $10.00                  $2,010.00
E12) ETMW Dough Troughs (2)                      ETMW                           $0.00             $0.00                   $6,300.00
E13) Oil system for Dough Troughs (Additional
       piping and sprayer nozzles)               HARLAN                       $400.00            $18.00                     $625.00
E14) ETMW Dough Trough Lifts (2)                 ETMW                       $6,000.00         $1,150.00                  $70,150.00
E15) Winkler System                              WINKLER                   $91,600.00         $7,000.00               $1,341,664.00
E16) Pour concrete pad for Winkler control
       panel                                     SQUEEKE                        $0.00             $0.00                     $550.00
E17) Thompson Bagel Former (8)                   THOMPSON                   $2,800.00         $3,200.00                 $245,000.00
E18) Thompson Bagel Formers (Spare Parts)        THOMPSON                       $0.00           $375.00                   $8,129.00
E19) Walk over to cross conveyor going into
       spiral proofer                            SNODGRASS                    $626.00             $0.00                   $3,745.00
E20) Pipe Ballard to protect yeast cooler wall   CAP. DRILLING/SQUEEK           $0.00             $0.00                     $350.00
E21) Hand sink by mixers                         EDWARDS                        $0.00             $0.00                     $520.00
E22) Rubbermaid Containers
              1) 32 Gallon (white) (24)          ZOLL/ZESCO                     $0.00             $5.00                   $1,157.00
              2) 32 Gallon (red)   (12)          ZOLL/ZESCO                     $0.00             $5.00                     $581.00
              3) 32 Gallon (yellow) (4)          ZOLL/ZESCO                     $0.00             $5.00                     $197.00
E23) Temperature probes for Dough temperature    GEORGE BOOTH                   $0.00            $10.00                     $860.00
E24) Scale divider to check weights (Weigh
       Tronix) - tie into computer               INDPLS. SCALE CO.              $0.00            $20.00                   $1,115.00
E25) Stainless steel table for scale
       (30" x 60")                               ZOLL/ZESCO                     $0.00            $15.00                     $122.00
E26) Tables/Carts to clean divider parts (4)
       (Rubbermaid)                              ZOLL/ZESCO                     $0.00            $15.00                   $2,263.00
E27) Electrical Installation                     ETS                      $130,000.00             $0.00   NOT TO        $130,000.00
E28) Mechanical Installation                     GREINER                    $3,895.00             $0.00    EXCEED $$      $5,895.00
E29) Laptop Computer / Allen-Bradley                                                                       AMOUNT
       Controller & S/W                          COMP USA / ALLEN-BRAD          $0.00             $0.00    $2,000.00      $2,500.00
E30) Locking device to secure Trough to
       Mixers (4)                                ETMW                           $0.00             $0.00                   $2,000.00

     SUB TOTAL                                                            $236,651.00        $15,853.00    $2,000.00  $2,183,630.00

F) SPIRAL FINAL PROOFER
F1)  Platform between proofer/cooler             SNODGRASS                  $2,530.00             $0.00                  $11,267.00
F2)  Add ladder to access back side              SNODGRASS                    $325.00             $0.00                   $1,575.00
F3)  Belt                                        ASHWORTH/NORTHFIELD        $1,100.00           $750.00                  $71,500.00
F4)  Install belt washer and dryer               NORTHFIELD                   $660.00             $0.00                     $660.00
F5)  Install steam unit                          EDWARDS                    $3,600.00             $0.00                   $3,600.00
F6)  Take up motor for slack loop                NORTHFIELD                     $0.00             $0.00                     $500.00
F7)  Transfer belt from proofer to cooler        NORTHFIELD                     $0.00           $450.00   NOT TO         $42,450.00
F8)  Automatic belt oil system                   NORTHFIELD                     $0.00             $0.00    EXCEED $$        $500.00
F9)  Electrical Installation                     ETS                          $800.00             $0.00    AMOUNT           $800.00
F10) Proofer Exhaust Fan Guard                   SNODGRASS                    $132.00             $0.00                     $480.00

     SUB TOTAL                                                              $9,147.00         $1,200.00        $0.00    $133,332.00


EQUIPMENT NEEDED FOR 2ND LINE                                        Page 2 of 5


SCHEDULE A
  EQUIPMENT NEEDED FOR 2ND LINE                                                      DEL. OF EQUIPMENT    INSTALLATION
           July 9, 1997                                               SUPPLIER           LEAD TIME             TIME

G) SPIRAL COOLER
G1)  Belt                                                       ASHWORTH/NORTHFIELD       10 WEEKS              2 DAYS
G2)  Install belt washer                                        NORTHFIELD                2 DAYS                1 DAY
G3)  Add ladder to access back side                             SNODGRASS                 4 WEEKS               2 HOURS
G4)  Take up motor for slack loop                               NORTHFIELD                2 WEEKS               1 DAY
G5)  Automatic belt oil system                                  NORTHFIELD                4 WEEKS               2 HOURS
G6)  Eletrical installation                                     ETS                       2 WEEKS               2 WEEKS
G7)  High Pressure pump belt washer                             NORTHFIELD                8 WEEKS               N/A

     SUB TOTAL

H) BAGEL COOKER (STEIN)
H1)  Epoxy floors to prevent excess wear on concrete            ENG. FLOORING, INC.       2 WEEKS               3 DAYS
H2)  Bagel Cooker with take away conveyor and filter            HEAT & CONTROL            16-20 WEEKS           3 WEEKS
H3)  Infeed/Discharge Conveyors                                 HEAT & CONTROL            16-20 WEEKS           1 WEEK
H4)  Filter for Bagel Cooker                                    HEAT & CONTROL            16-20 WEEKS           1 WEEK
H5)  Exhaust Fans, Duct work and piping filter to Cooker        HEAT & CONTROL            2 WEEKS               2 DAYS
H6)  S.S. Stack for Exhaust Fan to Roof                         SNODGRASS                 4 WEEKS               2 DAYS
H7)  Flash roof penetrations                                    SMITHERS ROOFING          2 WEEKS               2 DAYS
H8)  Walk over to cross both conveyors                          SNODGRASS                 5 WEEKS               1 DAY
H9)  Rubbermaid Containers             1)  32 Gallon (White)    ZOLL/ZESCO                4 WEEKS               N/A
                                       2)  32 Gallon (Red)      ZOLL/ZESCO                4 WEEKS               N/A
H10) Vinegar System to control pH (pump, meter, probe)          HVC                       6 WEEKS               2 DAYS
H11) Drum spill skid                                            GRAINGER                  1 WEEK                N/A
H12) Temporary wall                                             HARLAN                    1 WEEK                2 DAYS
H13) Electrical installation                                    ETS                       2 WEEKS               3 WEEKS
H14) Mechanical installation                                    GREINER                   2 WEEKS               3 WEEKS
H15) Riggers to set equipment (cooker)                          UNDERWOOD                 2 WEEKS               2 DAYS

     SUB TOTAL

I) BLAST FREEZER
I1)  Northfield Modifications/Coils                             NORTHFIELD                12 WEEKS              4 WEEKS
I2)  Temporary Wall                                             HARLAN                    2 WEEKS               2 DAYS
I3)  Concrete/floor work                                        SQUEEK                    2 WEEKS               2 WEEKS
I4)  Blower and PVC pipes for floor                             B & J PLASTIC PIPE        1 WEEK                1 DAY
I5)  Pro-Tech epoxy floor                                       PRO-TECH.                 3 WEEKS               3 DAYS
I6)  Freezer Panels                                             ELLIOTT WILLIAMS          6 WEEKS               4 DAYS
I7)  Install Belt Washer                                        GREINER                   1 DAY                 1 DAY
I8)  Drive Cap Bar                                              NORTHFIELD                2 WEEKS               2 DAYS
I9)  Electrical Installation                                    ETS                       2 WEEKS               4 WEEKS
I10) Mechanical Installation                                    AIR                       3 WEEKS               8 WEEKS

     SUB TOTAL

SCHEDULE A
  EQUIPMENT NEEDED FOR 2ND LINE                                     $$$  AMOUNT            EQUIP.        $$$ AMOUNT
           July 9, 1997                                              EQUIPMENT              QTY.        INSTALLATION

G) SPIRAL COOLER
G1)  Belt                                                            $69,650.00                 1          $1,100.00
G2)  Install belt washer                                                  $0.00                 1            $460.00
G3)  Add ladder to access back side                                   $1,250.00                 1            $325.00
G4)  Take up motor for slack loop                                       $500.00                 1              $0.00
G5)  Automatic belt oil system                                          $500.00                 1              $0.00
G6)  Eletrical installation                                               $0.00                 1          $2,800.00
G7)  High Pressure pump belt washer                                  $10,200.00                 1              $0.00

     SUB TOTAL                                                                                  7          $4,685.00

H) BAGEL COOKER (STEIN)
H1)  Epoxy floors to prevent excess wear on concrete                  $6,880.00                 1              $0.00
H2)  Bagel Cooker with take away conveyor and filter                $217,927.00                 1          $4,000.00
H3)  Infeed/Discharge Conveyors                                      $17,050.00                 1              $0.00
H4)  Filter for Bagel Cooker                                         $43,560.00                 1              $0.00
H5)  Exhaust Fans, Duct work and piping filter to Cooker              $6,320.00                 1              $0.00
H6)  S.S. Stack for Exhaust Fan to Roof                               $5,171.00                 1          $2,308.00
H7)  Flash roof penetrations                                              $0.00                 1          $1,166.00
H8)  Walk over to cross both conveyors                                $7,777.00                 1            $864.00
H9)  Rubbermaid Containers             1)  32 Gallon (White)             $48.00                 4              $0.00
                                       2)  32 Gallon (Red)               $48.00                 2              $0.00
H10) Vinegar System to control pH (pump, meter, probe)                $3,500.00                 1              $0.00
H11) Drum spill skid                                                    $262.00                 1              $0.00
H12) Temporary wall                                                   $1,398.00                 1              $0.00
H13) Electrical installation                                                                    1         $24,000.00
H14) Mechanical installation                                              $0.00                 1         $12,200.00
H15) Riggers to set equipment (cooker)                                    $0.00                 1          $1,160.00

     SUB TOTAL                                                                                 20         $45,698.00

I) BLAST FREEZER
I1)  Northfield Modifications/Coils                                 $389,400.00                 1              $0.00
I2)  Temporary Wall                                                   $1,165.00                 1              $0.00
I3)  Concrete/floor work                                             $21,000.00                 1              $0.00
I4)  Blower and PVC pipes for floor                                   $2,200.00                 1              $0.00
I5)  Pro-Tech epoxy floor                                            $11,000.00                 1              $0.00
I6)  Freezer Panels                                                  $29,982.00                 1              $0.00
I7)  Install Belt Washer                                             IN STORAGE                 1            $400.00
I8)  Drive Cap Bar                                                    $9,150.00                 1            $800.00
I9)  Electrical Installation                                         $38,000.00                 1              $0.00
I10) Mechanical Installation                                              $0.00                 1        $220,000.00

     SUB TOTAL                                                                                 10        $221,200.00





SCHEDULE A
  EQUIPMENT NEEDED FOR 2ND LINE                                      TOTAL                                         TOTAL
           July 9, 1997                                            FREIGHT  $$$            PROVISIONS               $$$

G) SPIRAL COOLER
G1)  Belt                                                               $750.00                                 $71,500.00
G2)  Install belt washer                                                  $0.00                                    $460.00
G3)  Add ladder to access back side                                       $0.00                                  $1,575.00
G4)  Take up motor for slack loop                                         $0.00                                    $500.00
G5)  Automatic belt oil system                                            $0.00                                    $500.00
G6)  Eletrical installation                                               $0.00                                  $2,800.00
G7)  High Pressure pump belt washer                                       $0.00                                 $10,200.00

     SUB TOTAL                                                          $750.00                        $0.00    $87,535.00

H) BAGEL COOKER (STEIN)
H1)  Epoxy floors to prevent excess wear on concrete                      $0.00                                  $6,880.00
H2)  Bagel Cooker with take away conveyor and filter                  $3,200.00                                $225,127.00
H3)  Infeed/Discharge Conveyors                                           $0.00                                 $17,050.00
H4)  Filter for Bagel Cooker                                              $0.00                                 $43,560.00
H5)  Exhaust Fans, Duct work and piping filter to Cooker                  $0.00                                  $6,320.00
H6)  S.S. Stack for Exhaust Fan to Roof                                   $0.00                                  $7,479.00
H7)  Flash roof penetrations                                              $0.00                                  $1,166.00
H8)  Walk over to cross both conveyors                                    $0.00                                  $8,641.00
H9)  Rubbermaid Containers             1)  32 Gallon (White)              $5.00                                    $197.00
                                       2)  32 Gallon (Red)                $5.00                                    $101.00
H10) Vinegar System to control pH (pump, meter, probe)                    $0.00                                  $3,500.00
H11) Drum spill skid                                                     $15.00                                    $277.00
H12) Temporary wall                                                       $0.00                                  $1,398.00
H13) Electrical installation                                              $0.00      NOT TO EXCEED $$ AMOUNT    $24,000.00
H14) Mechanical installation                                              $0.00                                 $12,200.00
H15) Riggers to set equipment (cooker)                                    $0.00                                  $1,160.00

     SUB TOTAL                                                        $3,225.00                        $0.00   $359,056.00

I) BLAST FREEZER
I1)  Northfield Modifications/Coils                                       $0.00      NOT TO EXCEED $$ AMOUNT   $389,400.00
I2)  Temporary Wall                                                       $0.00                                  $1,165.00
I3)  Concrete/floor work                                                  $0.00        WILL EXCEED $$ AMOUNT    $21,000.00
I4)  Blower and PVC pipes for floor                                       $0.00                                  $2,200.00
I5)  Pro-Tech epoxy floor                                                 $0.00                                 $11,000.00
I6)  Freezer Panels                                                       $0.00                    $5,000.00    $34,982.00
I7)  Install Belt Washer                                                  $0.00                                    $400.00
I8)  Drive Cap Bar                                                      $100.00                                 $10,050.00
I9)  Electrical Installation                                              $0.00      NOT TO EXCEED $$ AMOUNT    $38,000.00
I10) Mechanical Installation                                              $0.00                   $16,000.00   $236,000.00

     SUB TOTAL                                                          $100.00                   $21,000.00   $744,197.00


Equipment needed for 2nd line--Page 3 of 5

SCHEDULE A
  EQUIPMENT NEEDED FOR 2ND LINE                                                              DEL. OF EQUIPMENT   INSTALLATION
    July 9, 1997                                                                SUPPLIER         LEAD TIME           TIME
J)     PACKAGING AREA
J1)    Controls for Packaging Area                                         SYSTEM TECHNOLOGY     16-18 WEEKS        5 WEEKS
J2)    Check Weighers (2)                                                  SYSTEM TECHNOLOGY     12 WEEKS           5 WEEKS
J3)    Conveyors                                                           SYSTEM TECHNOLOGY     16-18 WEEKS        5 WEEKS
J4)    Conveyors (7 feet to replace Metal Detector)                        SYSTEM TECHNOLOGY     16-18 WEEKS        5 WEEKS
J5)    Counters (2)                                                        WEIGH-RITE            16-18 WEEKS        5 WEEKS
J6)    Platforms for Counters                                              SNODGRASS             6 WEEKS            1 DAY
J7)    Baggers (2)                                                         SYSTEM TECHNOLOGY     16-18 WEEKS        5 WEEKS
J8)    Hytrol Conveyor for cases                                           SYSTEM TECHNOLOGY     16-18 WEEKS        5 WEEKS
J9)    Metal Detector to detect product in bags (1)                        SYSTEM TECHNOLOGY     16-18 WEEKS        5 WEEKS
J10)   Install walk through door from packaging into palletizing room      ELLIOTT WILLIAMS      6 WEEKS            2 DAYS
J11)   Ink Jet Machine                                                     MARCRAFT              2 WEEKS            5 WEEKS
J12)   Label Machine with spare print engine                               MARCRAFT              10 WEEKS           5 WEEKS
J13)   Case Taper                                                          SYSTEM TECHNOLOGY     8-10 WEEKS         5 WEEKS
J14)   Walk over to cross hytroll conveyors                                SNODGRASS             6 WEEKS            1 DAY
J15)   Program changes to Robot                                            FANUC                 3 WEEKS            2 DAYS
J16)   Air Dryer for Fanuc Robot                                           BREHOB                3 WEEKS            1 DAY
J17)   Temperature probes to check core temperatures                       GEORGE BOOTH          3 WEEKS            2 HOURS
J18)   Stainless steel table                                               ZOLL/ZESCO            4 WEEKS            N/A
J19)   Storage Cabinet for labels, tape, etc.                              ASSOCIATED            8-10 WEEKS         1 DAY
J20)   Pallet Jack                                                         OKI                   1 WEEK             N/A
J21)   Rubbermaid Containers              1) 32 Gallon (White) (8)         ZOLL/ZESCO            4 WEEKS            N/A
                                          2) 32 Gallon (Red)   (8)         ZOLL/ZESCO            4 WEEKS            N/A
J22)   Temporary Wall                                                      HARLAN                2 WEEKS            2 DAYS
J23)   Electrical Installation                                             ETS                   3 WEEKS            4 WEEKS
J24)   Mechanical Installation - Air lines                                 GREINER               2 WEEKS            2 WEEKS

       SUB TOTAL

K)     FREEZER WAREHOUSE
K1)    System to change out batteries on forklifts                         ASSOCIATED            2 WEEKS            1 DAY
K2)    Crown sit down forklift (1)                                         OKI                   8 WEEKS            N/A
K3)    Batteries (2)                                                       OKI                   8 WEEKS            N/A
K4)    Watering kit for batteries                                          OKI                   2 WEEKS            1 DAY
K5)    Charger (1)                                                         OKI                   8 WEEKS            2 DAYS
K6)    Pallet racking - 2 deep x 3 high x 9 sections = 54 positions        ASSOCIATED            8-10 WEEKS         1 WEEK
K7)    One dock plate with door seals and dock light                       RDC                   6 WEEKS            2 DAYS

       SUB TOTAL


SCHEDULE A
  EQUIPMENT NEEDED FOR 2ND LINE                                             $$$ AMOUNT      EQUIP.     $$$ AMOUNT        TOTAL
    July 9, 1997                                                             EQUIPMENT       QTY.     INSTALLATION    FREIGHT $$$
J)     PACKAGING AREA
J1)    Controls for Packaging Area                                          $38,000.00          1        $14,000.00      $325.00
J2)    Check Weighers (2)                                                   $18,000.00          2             $0.00      $250.00
J3)    Conveyors                                                           $180,000.00          1        $24,000.00      $600.00
J4)    Conveyors (7 feet to replace Metal Detector)                            $300.00          7             $0.00        $0.00
J5)    Counters (2)                                                         $90,000.00          2             $0.00      $425.00
J6)    Platforms for Counters                                               $14,000.00          1             $0.00        $0.00
J7)    Baggers (2)                                                         $100,000.00          2             $0.00    $1,250.00
J8)    Hytrol Conveyor for cases                                            $38,500.00          1             $0.00      $425.00
J9)    Metal Detector to detect product in bags (1)                         $35,000.00          1             $0.00      $350.00
J10)   Install walk through door from packaging into palletizing room          $400.00          1             $0.00        $0.00
J11)   Ink Jet Machine                                                       $1,200.00          2             $0.00        $0.00
J12)   Label Machine with spare print engine                                $20,754.00          1             $0.00        $0.00
J13)   Case Taper                                                           $12,000.00          1             $0.00      $225.00
J14)   Walk over to cross hytroll conveyors                                  $2,568.00          1           $532.00        $0.00
J15)   Program changes to Robot                                              $3,800.00          1             $0.00        $0.00
J16)   Air Dryer for Fanuc Robot                                             $2,000.00          1             $0.00        $0.00
J17)   Temperature probes to check core temperatures                           $860.00          1             $0.00       $10.00
J18)   Stainless steel table                                                   $615.00          1             $0.00       $15.00
J19)   Storage Cabinet for labels, tape, etc.                                  $474.85          1             $0.00        $0.00
J20)   Pallet Jack                                                             $430.00          1             $0.00        $0.00
J21)   Rubbermaid Containers              1) 32 Gallon (White) (8)              $48.00          8             $0.00        $5.00
                                          2) 32 Gallon (Red)   (8)              $48.00          6             $0.00        $5.00
J22)   Temporary Wall                                                        $2,796.00          1             $0.00        $0.00
J23)   Electrical Installation                                                   $0.00          1       $100,000.00        $0.00
J24)   Mechanical Installation - Air lines                                       $0.00          1         $1,140.00        $0.00

       SUB TOTAL                                                                               47       $139,672.00    $3,885.00

K)     FREEZER WAREHOUSE
K1)    System to change out batteries on forklifts                           $5,955.00          1             $0.00      $200.00
K2)    Crown sit down forklift (1)                                          $19,344.00          1             $0.00      $162.50
K3)    Batteries (2)                                                         $3,068.00          2             $0.00        $0.00
K4)    Watering kit for batteries                                              $347.36          1            $65.52        $0.00
K5)    Charger (1)                                                           $2,808.00          1             $0.00        $0.00
K6)    Pallet racking - 2 deep x 3 high x 9 sections= 54 positions           $4,800.00          1         $4,000.00    $1,000.00
K7)    One dock plate with door seals and dock light                         $1,570.00          1           $550.00        $0.00

       SUB TOTAL                                                                                8         $4,615.52    $1,362.50


SCHEDULE A
  EQUIPMENT NEEDED FOR 2ND LINE                                                         PROVISIONS          TOTAL
    July 9, 1997                                                                                             $$$
J)     PACKAGING AREA
J1)    Controls for Packaging Area                                                                        $52,325.00
J2)    Check Weighers (2)                                                                                 $36,250.00
J3)    Conveyors                                                                                         $204,600.00
J4)    Conveyors (7 feet to replace Metal Detector)                                       $1,500.00        $3,600.00
J5)    Counters (2)                                                                                      $180,425.00
J6)    Platforms for Counters                                                                             $14,000.00
J7)    Baggers (2)                                                                                       $201,250.00
J8)    Hytrol Conveyor for cases                                                                          $38,925.00
J9)    Metal Detector to detect product in bags (1)                                                       $35,350.00
J10)   Install walk through door from packaging into palletizing room                                        $400.00
J11)   Ink Jet Machine                                                                                     $2,400.00
J12)   Label Machine with spare print engine                                                              $20,754.00
J13)   Case Taper                                                                                         $12,225.00
J14)   Walk over to cross hytroll conveyors                                                                $3,100.00
J15)   Program changes to Robot                                                                            $3,800.00
J16)   Air Dryer for Fanuc Robot                                                                           $2,000.00
J17)   Temperature probes to check core temperatures                                                         $870.00
J18)   Stainless steel table                                                                                 $630.00
J19)   Storage Cabinet for labels, tape, etc.                                                                $474.85
J20)   Pallet Jack                                                                                           $430.00
J21)   Rubbermaid Containers              1) 32 Gallon (White) (8)                                           $389.00
                                          2) 32 Gallon (Red)   (8)                                           $293.00
J22)   Temporary Wall                                                                                      $2,796.00
J23)   Electrical Installation                                              NOT TO EXCEED $$ AMOUNT      $100,000.00
J24)   Mechanical Installation - Air lines                                                $3,000.00        $4,140.00

       SUB TOTAL                                                                          $4,500.00      $921,426.85

K)     FREEZER WAREHOUSE
K1)    System to change out batteries on forklifts                                                         $6,155.00
K2)    Crown sit down forklift (1)                                                                        $19,506.50
K3)    Batteries (2)                                                                                       $6,136.00
K4)    Watering kit for batteries                                                                            $412.88
K5)    Charger (1)                                                                                         $2,808.00
K6)    Pallet racking - 2 deep x 3 high x 9 sections= 54 positions                                         $9,800.00
K7)    One dock plate with door seals and dock light                                                       $2,120.00

       SUB TOTAL                                                                              $0.00       $46,938.38


                 Equipment needed for 2nd Line -- page 4 of 5

                                                                                          DEL OF
SCHEDULE A                                                                               EQUIPMENT INSTALLATION $$$ AMOUNT   EQUIP
     EQUIPMENT NEEDED FOR 2ND LINE                                    SUPPLIER           LEAD TIME    TIME      EQUIPMENT    QTY.
          July 9, 1997

L)   SANITATION ROOM
L1)  Pressure Washers (1)                                          ACTION EQUIPMENT       4 WEEKS      N/A      $5,350.00       1
L2)  Foamer (1) (16  gallon)                                       ACTION EQUIPMENT       4 WEEKS      N/A      $1,625.00       1
L3)  Washer & Dryer to clean intermediate proofer cups             H.H. GREGG             1 WEEK       1 DAY    $  929.00       1
L4)  50 feet air hoses with reels (8) 3/4"                         GRAINGER               2 WEEKS      4 DAYS   $  280.00       8
L5)  High temp water hoses (2 at 100 ft. 2 at 50 ft.)              DUNHAM RUBBER          2 WEEKS      N/A      $  380.00       2
L6)  Crimper for Water Hoses                                       DUNHAM RUBBER          1 WEEK       1 DAY    $   50.00       1
L7)  Door Bump Rolls for Sanitation Doors                          SNODGRASS              2 WEEKS      1 DAY    $  478.00       1
L8)  Ladders (4) A-Frame 12 ft.                                    HOME DEPOT             1 WEEK       N/A      $  150.00       4

     SUB TOTAL                                                                                                                  19

                                                                      $$$ AMOUNT       TOTAL        PROVISIONS       TOTAL
                                                                    INSTALLATION    FREIGHT $$$
L)   SANITATION ROOM
L1)  Pressure Washers (1)                                             $     0.00      $100.00                     $ 5,450.00
L2)  Foamer (1) (16 gallon)                                           $     0.00      $ 40.00                     $ 1,665.00
L3)  Washer & Dryer to clean intermediate proofer cups                $     0.00      $ 34.95                     $   963.95
L4)  50 feet air hoses with reels (8) 3/4"                            $     0.00      $ 18.00                     $ 2,258.00
L5)  High temp water hoses (2 at 100 ft. 2 at 50 ft.)                 $     0.00      $ 10.00                     $   770.00
L6)  Crimper for Water Hoses                                          $     0.00      $  6.00                     $    56.00
L7)  Door Bump Rails for Sanitation Doors                             $   324.00      $  0.00                     $   802.00
L8)  Ladders (4) A-Frame 12 ft.                                       $     0.00      $  0.00                     $   600.00

     SUB TOTAL                                                        $   324.00      $208.95         $0.00       $12,564.95

 M)  GENERAL PLANT EQ./SUPPLIES/SERVICES ETC.
 M1) 2nd Water Heater for/to pre-piped system                      EDWARDS                2 WEEKS      2 DAYS   $ 9,670.00      1
 M2) Platform man lift                                             ASSOCIATED             6 WEEKS      N/A      $24,000.00      1
 M3) Harlan Construction Laborers                                  N/A                    1 WEEK       12 WEEKS $     0.00      1
 M4) Dennis Group                                                  DENNIS
 M5) Rental of 1 forklift during equipment installation period     OKI                    2 DAYS       N/A      $ 4,500.00      1
 M6) Additional lockers                                            KING EQUIPMENT         4 WEEKS      2 DAYS   $    88.00     48
 M7) 40 yard dumpster for waste and trash removal                  RAYS TRASH SERVICE     1 DAY        N/A      $   560.00     15
 M8) Rubbermaid 55 gallon gray garbage cans with lids and dollies  ZOLL/ZESCO             4 WEEKS      N/A      $    78.00      8
 M9) Indiana Oxygen (Welding gas)                                  INDIANA OXYGEN         1 DAY        N/A      $    68.00      6
M10) Painting - Paul Zwiefel (paint, materials, labor)             PAUL ZWIEFEL           2 WEEKS      6 WEEKS  $ 3,000.00      1
M11) Misc. Tool Rental for Installation                            DEANS                  1 DAY        3 DAYS   $ 2,800.00      1
M12) Special Dispatch - courier service                            SPECIAL DISPATCH       1 DAY        1 DAY    $    30.00     30
M13) Belt Washer (for conveyors other than spirals)                SNODGRASS              4 WEEKS      1 DAY    $ 2,000.00      1
M14) SCBA(Self Contained Breathing Apparatus) (2)                  GRAINGER               1 WEEK       N/A      $ 3,088.00      2
M15) Level A SCBA suits (2)                                        NEW PIG                4 WEEKS      N/A      $   569.00      2
M16) Safety cabinet for SCBA's with breakaway locks                ASSOCIATED             4 WEEKS      N/A      $   960.00      1
M17) Gardner Denver Air Compressor                                 BREHOB                 8 WEEKS      2 DAYS   $25,200.00      1
M18) Air Dryer                                                     BREHOB                 6 WEEKS      2 DAYS   $ 8,600.00      1
M19) Provisions                                                                                        N/A      $     0.00      0

     SUB TOTAL                                                                                                                121
GRAND TOTAL EQUIPMENT NEEDED FOR 2ND LINE                                                                                     470
GRAND TOTAL (INCLUDING WISH LIST AND COMPUTER SYSTEM)                                                                         525

SCHEDULE A                                                              $$$ AMOUNT       TOTAL        PROVISIONS        TOTAL
     EQUIPMENT NEEDED FOR 2ND LINE                                     INSTALLATION   FREIGHT $$$                        $$$
          July 9, 1997
 M)  GENERAL PLANT EQ./SUPPLIES/SERVICES ETC.
 M1) 2nd Water Heater for/to pre-piped system                           $      0.00    $     0.00                    $    9,670.00
 M2) Platform man lift                                                  $      0.00    $     0.00                    $   24,000.00
 M3) Harlan Construction Laborers                                       $ 36,000.00    $     0.00                    $   36,000.00
 M4) Dennis Group                                                                                                    $  115,000.00
 M5) Rental of 1 forklift during equipment installation period          $      0.00    $     0.00                    $    4,500.00
 M6) Additional lockers                                                 $      0.00    $     0.00                    $    4,224.00
 M7) 40 yard dumpster for waste and trash removal                       $      0.00    $     0.00                    $    8,400.00
 M8) Rubbermaid 55 gallon gray garbage cans with lids and dollies       $      0.00    $    40.00                    $      664.00
 M9) Indiana Oxygen (Welding gas)                                       $      0.00    $     0.00                    $      408.00
M10) Painting - Paul Zwiefel (paint, materials, labor                   $      0.00    $     0.00                    $    3,000.00
M11) Misc. Tool Rental for Installation                                 $      0.00    $     0.00                    $    2,800.00
M12) Special Dispatch - courier service                                 $      0.00    $     0.00                    $      900.00
M13) Belt Washer (for conveyors other than spirals)                     $      0.00    $     0.00                    $    2,000.00
M14) SCBA(Self Contained Breathing Apparatus) (2)                       $      0.00    $     0.00                    $    6,176.00
M15) Level A SCBA suits (2)                                             $      0.00    $    12.00                    $    1,150.00
M16) Safety cabinet for SCBA's with breakaway locks                     $      0.00    $     0.00                    $      960.00
M17) Gardner Denver Air Compressor                                      $  3,500.00    $   250.00                    $   28,950.00
M18) Air Dryer                                                          $    800.00    $     0.00                    $    9,400.00
M19) Provisions                                                         $ 68,193.05    $     0.00     $14,387.17     $   82,580.22

     SUB TOTAL                                                          $108,493.05    $   302.00     $14,387.17     $  340,782.22

                                                                        $786,123.57    $28,009.45     $56,887.17     $4,950,000.00
                                                                                                                     -------------
                                                                        $802,981.09    $30,451.95                    $5,272,604.15

EQUIPMENT NEEDED FOR 2ND LINE--PAGE 5 OF 5

                                                                       Exhibit G
                                                                       ---------


                          Amendment to Lease Agreement
                          ----------------------------

                         AMENDMENT TO LEASE AGREEMENT                  EXHIBIT G
                         ----------------------------                  ---------

     This Amendment (the "Amendment") is dated as of August __, 1997 and is entered into by and between Einstein/Noah Bagel Corp. ("ENBC" or "Lessor") and Harlan Bagel Supply Company, LLC (the "Company" or "Lessee") and amends that certain Lease Agreement dated as of August 27, 1996 between the parties (the "Lease" or "Agreement"). Capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Article XVIII of the Lease is hereby amended and restated in its entirety as follows:

                     XVIII. END OF LEASE PURCHASE OPTION:

     (a) So long as Lessee is not then in Default under this Lease, Lessee shall have the option commencing on August 27, 2003 and continuing until the expiration of the term of each Schedule, to purchase all (but not less than all) of the Equipment described on all Schedules of a particular series executed hereunder upon the following terms and conditions: If Lessee desires to exercise this option with respect to the Equipment, Lessee shall pay to Lessor on the closing date of the purchase of the Equipment, in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. If the closing date falls on a date on which scheduled Rent is not due, Lessee will pay the appropriate pro rata share of the next scheduled Rent payment. The purchase price of the Equipment shall be an amount equal to the Fair Market Value of such Equipment, plus all taxes and charges upon sale. Upon satisfaction of the conditions specified in this Paragraph 9(a), and upon receipt from Lessee of documentation acceptable to Lessor, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial
Code Statements of Termination, bills of sale and other documents as reasonably may be required in order to terminate any interest of Lessor in and to such Equipment.

     (b) For purposes of this Section XVIII, the Fair Market Value of any Equipment shall be agreed to be the fair market value of the Equipment as agreed by Lessor and Lessee or as otherwise determined hereunder. If Lessor and Lessee are unable to agree within thirty (30) days after Lessee gives written notice to Lessor of its exercise of the foregoing option, then each of Lessor and Lessee shall within ten (10) days after the expiration of such thirty (30) day period appoint an independent appraiser, knowledgeable in the appraisal of assets such as the Equipment, to determine the fair market value of the Equipment. If the two appraisers so selected are unable to agree on the fair market value of the Equipment within forty-five (45) days after appointment, then they shall appoint a third independent appraiser, knowledgeable in the appraisal of assets such as the Equipment, who shall determine the fair market value of the Equipment within thirty (30) days after appointment. Closing shall take place promptly after Fair Market Value is finally determined; provided, however, that closing shall not take place earlier than one hundred twenty (120) days after Lessee has given Lessor notice of its election to purchase as provided in Paragraph (c) of this Section, unless the parties otherwise agree. Lessor and Lessee agree that they shall be bound by the determination of fair market value pursuant to this Section XVIII, and that such determination shall be enforceable by a court of competent jurisdiction. Lessor shall bear the fees and expenses of its appraiser, Lessee shall bear the fees and expenses of its appraiser, and Lessor and Lessee shall bear equally the fees and expenses of the third appraiser, if any.

     (c) Lessee shall give Lessor written notice of its election of the purchase options specified in paragraph (a) of this Section at any time after April 30, 2003 and in any event not less than one hundred twenty (120) days before the expiration of the Term of the first Schedule of a series to be executed under this Lease. Such election shall be effective with respect to all Equipment described on all Schedules of that particular series executed hereunder. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have not elected to purchase the Equipment pursuant to Paragraph (a) of this Section.

     2. The parties agree that the Lease will terminate upon the exercise by ENBC of its option to purchase the assets of the Company pursuant to that certain Amended and Restated Option Agreement dated of even date herewith and entered into by and among ENBC, the Company, Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan.

     3.   Except as amended hereby, the Lease remains in full force and effect.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                LESSEE:

EINSTEIN/NOAH BAGEL CORP.              HARLAN BAGEL SUPPLY COMPANY,
                                       LLC




By:                                    By:
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Printed:                               Printed:
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Title:                                 Title:
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